UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Collective Brands, Inc.

(Name of Registrant as Specified In Its Charter)

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3231 Southeast Sixth Avenue
Topeka, Kansas 66607

April 15, 2009

Dear Fellow Stockholder,

On behalf of the Board of Directors and Management of Collective Brands, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held at the Collective Brands, Inc. Worldwide Headquarters, at 3231 Southeast Sixth Avenue, Topeka, Kansas on Thursday, May 21, 2009, at 10:00 a.m., Central Daylight Saving Time. At the meeting, you will hear a report on the Company’s progress during fiscal 2008, our strategies for the future, and have a chance to meet the Company’s directors and executives. In addition, we will conduct the following business:

I.	Elect three directors, each for a three-year term;

II.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2009 fiscal year;

III.	Approve the amendments to and restatement of the 2006 Collective Brands, Inc. Stock Incentive Plan; and

IV.	Conduct other business, if properly raised.

In the following pages you will find the formal notice of the meeting and the proxy statement. The proxy statement provides more detail about the agenda and procedures for the meeting and includes biographical information about the director candidates. The Company’s Annual Report for the fiscal year ended January 31, 2009 is also enclosed.

Even if you only own a few shares, we want your shares to be represented at the meeting. I encourage you to vote via telephone or the Internet. Voting by telephone or the Internet is fast and convenient. More importantly, voting by telephone or the Internet is better for our environment and saves the Company money. If you prefer, you can sign, date and return your proxy card promptly in the enclosed envelope. To attend the meeting in person, please follow the instructions on page 1.

Thank you for your investment in Collective Brands, Inc.

Sincerely,

Matthew E. Rubel
Chief Executive Officer and President

DIRECTIONS TO COLLECTIVE BRANDS, INC. WORLDWIDE HEADQUARTERS

The Pozez Auditorium is located at the Collective Brands, Inc. Worldwide Headquarters located at 3231 Southeast Sixth Avenue, Topeka, Kansas.

Parking is available for you in the visitor’s parking lot. From the parking lot, you may enter the Collective Brands Worldwide Headquarters from the visitor’s entrance.

NOTICE OF COLLECTIVE BRANDS, INC. ANNUAL MEETING OF STOCKHOLDERS

Date:
          May 21, 2009

Time:
          10:00 a.m., Central Daylight Saving Time

Place:

Collective Brands, Inc. Worldwide Headquarters Pozez Auditorium 3231 Southeast Sixth Avenue Topeka, Kansas 66607

Purposes:

I.	Elect three directors, each for a three-year term;
II.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2009 fiscal year;
III.	Approve the amendments to and restatement of the 2006 Collective Brands, Inc. Stock Incentive Plan; and
IV.	Conduct other business, if properly raised.

Who may vote?

Only stockholders of record on April 1, 2009, may vote.

Your vote is important. I encourage you to vote via telephone or the Internet. Voting by telephone or the Internet is fast and convenient. More importantly, voting by the Internet is better for the environment and saves the Company money. If you prefer, you can sign, date and return your proxy card promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.

Michael J. Massey
Secretary

April 15, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2009

The Proxy Statement related to our 2009 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended January 31, 2009 are available on our website at http://www.collectivebrands.com/ by selecting Investor Relations.

Proxy Statement	1
Proposal I: Election of Directors	2
Charters and Corporate Governance Principles	4
Meetings of the Board	6
Board Compensation	7
Committees of the Board	9
Compensation Committee Interlocks and Insider Participation	10
Compensation, Nominating and Governance Committee Report	10
Compensation Discussion and Analysis	11
Summary Compensation Table	24
Management’s Adjusted Summary Compensation Table	25
Fiscal 2008 Grants of Plan-Based Awards Table	26
Outstanding Equity Awards at the End of Fiscal 2008 Table	27
Fiscal 2008 Option Exercises and Stock Vested Table	28
Pension Benefits for Fiscal 2008 Table	29
Nonqualified Deferred Compensation for Fiscal 2008 Table	31
Beneficial Stock Ownership of Directors, Nominees, Executive Officers, and More Than Five Percent Owners	35
Audit and Finance Committee Report	37
Proposal II: Ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Accountants for Fiscal Year 2009	38
Proposal III: Approve the amendments to and restatement of the 2006 Collective Brands, Inc. Stock Incentive Plan to increase the number of shares authorized	39
Related Party Transactions	45
Companies Comprising the HayGroup 2008 Retail Index Survey	A-1
Proposed 2006 Collective Brands, Inc. Stock Incentive Plan as Amended and Restated	B-1

PROXY STATEMENT

What are the purposes of this meeting?

The purposes of this meeting are to (i) elect three directors each for a three-year term; (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2009 fiscal year; (iii) approve the amendments to and restatement of the 2006 Collective Brands, Inc. Stock Incentive Plan; and (iv) conduct other business, if properly raised.

Who may vote?

Stockholders of Collective Brands, Inc., a Delaware corporation (“Collective Brands” or the “Company”), as recorded in our stock register on April 1, 2009, may vote at the meeting.

How to vote?

Proxies may be submitted via telephone by calling toll free 1-800-652-VOTE (8683), or the Internet at www.investorvote.com/pss or United States mail. Also, you may vote in person at the meeting. We recommend that you vote by proxy even if you plan to attend the meeting. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.

How do proxies work?

The Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for or withhold voting authority with respect to each director candidate. You also may vote for, against or abstain from voting on the other proposals. If you sign and return the enclosed proxy card, but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of Management’s proposals.

Why did I receive multiple proxy cards?

You may receive more than one proxy or voting instruction card depending on how you hold your shares. You will receive a combined proxy voting instruction card for shares registered in your name and for shares allocated to you under the Company’s profit sharing plans. If you hold shares through someone else, such as a stockbroker, you may also get material from them asking how you want to vote. Please vote each proxy or voting instruction card.

How do I revoke my proxy?

You may revoke your proxy before it is voted by submitting a new proxy card with a later date or subsequently voting via telephone or the Internet. Record holders may also revoke their proxy by voting in person at the meeting or by notifying the Company’s Secretary in writing at the address listed under “Questions” on page 48.

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy. Shares owned by Collective Brands affiliated companies do not count for this purpose.

How many votes are needed?

The director candidates receiving the most votes will be elected to fill the seats on the Board. The other proposals of Management will pass if a majority of the votes are in favor of it. We count abstentions and broker non-votes to determine if a quorum is present, but not to determine if a proposal passes. When a broker returns a proxy, but does not have authority to vote on a particular proposal, we call it a “broker non-vote.”

Who may attend the meeting?

Only stockholders, their proxy holders and the Company’s guests may attend the meeting. The lower half of your proxy or voting instruction card is your admission ticket. Please bring the admission ticket with you to the meeting.

If you hold your shares through someone else, such as a stockbroker, send proof of your ownership to the Secretary at the address listed under “Questions” on page 48, and we will send you an admission ticket. Alternatively, you may bring proof of ownership with you to the meeting. Acceptable proof could include an account statement showing that you owned Collective Brands shares on April 1, 2009.

This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 15, 2009.

PROPOSAL I: ELECTION OF DIRECTORS

Proposal I on the accompanying proxy card.

Directors and Nominees for Director

The Board currently consists of ten Directors, divided into three classes, serving staggered terms. Seven of the Company’s current Directors are serving in two classes with terms that continue beyond the Annual Meeting, and they are not subject to election at the Annual Meeting. Three of the Company’s Directors who served in the preceding year, Messrs. John F. McGovern, D. Scott Olivet, and Ms. Mylle H. Mangum serve in a class with a term that expires at the 2009 Annual Meeting of Stockholders. Messrs. McGovern and Olivet and Ms. Mangum are the nominees of the Board for re-election at the Annual Meeting of Stockholders. If elected at the Annual Meeting, Messrs. McGovern, Olivet, and Ms. Mangum will serve a term of three years that will expire at the Annual Meeting of Stockholders to be held in the year 2012, or until a successor is elected and qualified.

Messrs. Daniel Boggan Jr, Michael A. Weiss, and Robert C. Wheeler have terms expiring at the 2010 Annual Meeting of Stockholders. Messrs. Robert F. Moran, Matthew A. Quimet, and Matthew E. Rubel and Ms. Judith K. Hofer have terms expiring at the 2011 Annual Meeting of Stockholders.

Each nominee has consented to being named as a nominee and to serve as a Director, if elected. If any nominee should subsequently become unavailable for election, the holders of proxies may, in their discretion, vote for a substitute or the Board may reduce the number of Directors to be elected.

     Directors Subject to Election:

JOHN F. MCGOVERN is 62 years old and is the founder, and since 1999 a partner, of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, GA. Prior to founding Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia-Pacific Corporation from 1981 to 1999, including Executive Vice President/Chief Financial Officer from 1994 to 1999. Previously, Mr. McGovern had been Vice President and Director, Forest Products and Package Division of Chase Manhattan Bank. He currently serves as a Director of Genetek, Inc., and Neenah Paper, Inc. Mr. McGovern has served as a Director of Collective Brands since June 2003.

D. SCOTT OLIVET is 47 years old and has served as Chief Executive Officer and Director of Oakley, Inc. since October 2005. From August 2001 to September 2005, he served as Nike Inc.’s Vice President, Nike Subsidiaries and New Business Development where he led, developed and executed the company’s multi-branding strategy including the Cole Haan, Converse, Hurley, Starter and Bauer-Nike Hockey brands. Prior to Nike, Mr. Olivet served as Gap, Inc.’s Senior Vice President of Real Estate, Store Design and Construction, responsible for the Gap, Banana Republic and Old Navy brands from 1998 to 2001. He worked with Bain & Company from 1984 to 1998, serving as a partner and head of the firm’s worldwide practice in organizational effectiveness and change management from 1993 to 1998. Mr. Olivet currently serves as a Director of Oakley, Inc., and Red Digital Cinema Company both of which are privately held. He has served as a Director of Collective Brands since September 2006.

MYLLE H. MANGUM is 60 years old and has served as Chief Executive Officer of IBT Enterprises, LLC (formerly International Banking Technologies) since October 2003. Prior to this, Ms. Mangum served as Chief Executive Officer of True Marketing Services, LLC since July 2002. She served as Chief Executive Officer of MMS Incentives, Inc. from 1999 to 2002. From 1997 to 1999 she served as President-Global Payment Systems and Senior Vice President-Expense Management and Strategic Planning for Carlson Wagonlit Travel, Inc. From 1992 to 1997 she served as Executive Vice President-Strategic Management for Holiday Inn Worldwide. Ms. Mangum was previously employed with BellSouth Corporation as Director-Corporate Planning and Development from 1986 to 1992, and President of BellSouth International from 1985 to 1986. Prior to that she was with General Electric. She is a director of Barnes Group Inc., Emageon, Inc., Haverty Furniture Companies, Inc., and Decatur First Bank (a privately held company). Ms. Mangum has served as a Director of Collective Brands since November 1997.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COLLECTIVE BRANDS COMMON STOCK VOTE IN FAVOR OF THE ABOVE NOMINEES, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

     Continuing Directors:

DANIEL BOGGAN JR. is 63 years old and served as Chief of Staff for Oakland, California Mayor Ron Dellums from January 2007 to July 2007. He served as Director of Business Development of Siebert Branford Shank & Co., LLC from September 2003 until his retirement in March 2006. Mr. Boggan served as Senior Vice-President of the National Collegiate Athletic Association (“NCAA”) from 1998 through his retirement in August 2003. He joined the NCAA in 1994 as Group Executive Director for Education Services and served as Chief Operating Officer from January 1996 to August 1998. Prior to his tenure with the NCAA, Mr. Boggan was Vice Chancellor of the University of California from 1986 to 1994, and City Manager of Berkeley, California from 1982 to 1986. Mr. Boggan is currently a member of the Board of Directors of Viad Corporation and The Clorox Company. Mr. Boggan has served as a Director of Collective Brands since September 1997.

JUDITH K. HOFER is 69 years old and has served as a consultant for The May Department Stores Company since 2002. From 2000 to 2002, Ms. Hofer served as President and CEO of May Merchandising Corporation. From 1978 to 2000, Ms. Hofer served in a number of positions of increasing responsibility with The May Department Stores Company and its various subsidiaries, including: President & CEO, Filene’s (1996-2000); President and CEO, Meier & Frank (1988-1996 and 1981-1983); President & CEO, Famous-Barr Company (1986-1988): President & CEO and President & COO, May Company, California (1983-1986). Ms. Hofer has served as a Director of Collective Brands since July 2004.

MATTHEW A. OUIMET is 50 years old and Mr. Ouimet has served as Executive Vice President — Operations for Corinthian Colleges since January 2009. Prior to that he served as President, Hotel Group for Starwood Hotels and Resorts Worldwide from August 2006 through September 2008. Prior to joining Starwood, Mr. Ouimet spent 17 years at The Walt Disney Company, where he most recently served as president Disneyland Resort. Mr. Ouimet served in a variety of other business development and financial positions, including president of Disney Cruise Line during his employment with Disney. Prior to his work with Disney, Mr. Ouimet was controller and senior vice president, finance for Lincoln Property Company from 1983 through 1989 and served as a certified public accountant with Price Waterhouse from 1980 through 1983. He has served as a Director of Collective Brands since June 2008.

ROBERT F. MORAN, is 58 years old and has served as President and Chief Operating Officer of PetSmart, Inc. since December 2001. He joined PetSmart in July 1999 as president of North American stores. Mr. Moran served as President of Toys R Us, Ltd., Canada from 1998 to June 1999. Prior to that, he spent 20 years with Sears, Roebuck and Company in a variety of financial and merchandising positions, including President and Chief Executive Officer of Sears de Mexico. He was also Chief Financial Officer and Executive Vice President of Galerias Preciados of Madrid, Spain from 1991 through 1993. Mr. Moran has served as a Director of Collective Brands since March 2007.

MATTHEW E. RUBEL is 51 years old and has served as Chief Executive Officer and President of Collective Brands, Inc. since July 2005. Prior to joining Collective Brands, Mr. Rubel was Chairman and Chief Executive Officer for Cole Haan from 1999 to July 2005. He served as Executive Vice President, J. Crew Group and Chief Executive Officer of Popular Club Plan from 1994 to 1999, and in November 1998, led the sale of Popular from J. Crew to Fingerhut. While at J. Crew Group, Mr. Rubel was responsible for all licensing and international activities, as well as brand marketing and served on its Group Executive Committee. Mr. Rubel has also served as President and Chief Executive Officer of Pepe Jeans USA, and President of the Specialty Division of Revlon. He has served as a Director of Collective Brands since July 2005. Mr. Rubel has served as Chairman of the Board since May 2008.

MICHAEL A. WEISS is 67 years old and has served as the President and Chief Executive Officer of Express, LLC a private company since July 2007. He previously served in such capacity from 1997 to 2004 when the company was public. Mr. Weiss joined Limited in 1981 and served in a number of positions of increasing responsibility including Vice Chairman from 1993 to 1997 and President of Express from 1982 to 1993. Previously, he had been General Manager for Trousers Up, a subsidiary of Apparel Industries, Inc., and Merchandise Manager for Casual Corner Group, Inc. Mr. Weiss began his career at Abraham & Straus, a subsidiary of Federated Department Stores. Mr. Weiss is a Director of Borders Group, Inc. Mr. Weiss has served as a Director of Collective Brands since January 2005.

ROBERT C. WHEELER is 67 years old and served as President of Hill’s Pet Nutrition, Inc. from 1981 through April 2009. He assumed the title of Chairman and Chief Executive Officer in June 1996. From 1987 to 1992, he served as Vice President of Colgate-Palmolive Company and has been a Corporate Officer since 1992. Mr. Wheeler currently serves as a Director of Security Benefit. Mr. Wheeler has served as a Director of Collective Brands since September 2001.

Charters and Corporate Governance Principles

At its February 2009 meeting, the Board of Directors reviewed its charter and governance guidelines for the Company and the Board. The full text of the Company’s governance guidelines, and the charters for the Board, Audit and Finance Committee and the Compensation, Nominating and Governance Committee are each posted on the Company’s investor relations website at www.collectivebrands.com and will also be provided free of charge to any stockholder requesting a copy by writing to: Collective Brands, Inc., Attn: Investor Relations Department, 3231 SE 6th Avenue, Topeka, Kansas 66607.

     Purpose of the Board of Directors

The business of Collective Brands is managed under the direction of the Board. The purpose of the Board is to oversee Management’s conduct of the Company’s business.

     Board Responsibilities

The Board’s responsibilities (acting as a whole and through its standing committees) include:

•	Reviewing management’s determination of objectives, strategies, policies and plans for the Company.

•	Electing, monitoring, evaluating, compensating and, if necessary, replacing the Chief Executive Officer and other senior executives.

•	Reviewing Management’s plans for guarding and preserving the Company’s assets including intangibles such as the Company’s reputation and maintaining a reservoir of successor management talent.

•	Reviewing and approving equity and incentive compensation plans, and plans for major changes in the senior corporate organizational structure.

•	Reviewing and approving Management’s strategic and business plans and conducting continuing appraisals of Management’s performance against established plans and objectives.

•	Through the Audit and Finance Committee, recommending outside auditors for approval by stockholders.

•	Reviewing and approving strategic business plans, major transactions, changes in corporate financial structure affecting balance sheet items, financial plans, objectives and actions, including significant capital allocations and expenditures.

•	Designating and appointing members of committees of the Board, establishing appropriate limits of authority, and receiving reports from such committees and reviewing and approving such committee’s recommendations where necessary.

•	Reviewing Management’s recommendations for maintenance and revision of the Company’s Certificate of Incorporation and By-Laws.

•	Reviewing the Compensation, Nominating and Governance Committee’s recommendations for perpetuation of a sound Board through planned and orderly recruitment activities, regular election and the filling of interim vacancies.

     Board Organization

The Board consists of a substantial majority of independent directors who the Board has determined meet the New York Stock Exchange’s (the “NYSE”) definition of independence. Currently, Mr. Rubel is the only director that does not meet the NYSE’s definition of independence. Mr. Robert F. Moran currently serves as the Lead

Director of the Board. The Lead Director of the Board is elected annually at the Board meeting immediately following the Annual Meeting of Stockholders.

The Board currently maintains three standing committees: (i) the Executive Committee, (ii) the Audit and Finance Committee, and (iii) the Compensation, Nominating and Governance Committee. The Audit and Finance and the Compensation, Nominating and Governance Committees are each comprised entirely of independent directors. Assignments to, and chairs of, the committees are recommended by the Compensation, Nominating and Governance Committee and selected by the Board. All committees regularly report to the Board on their activities. The Board may, from time to time, establish certain other committees to act on behalf of the Board of Directors.

     Board Operation

The Board generally has six regularly scheduled meetings per year. Audit and Finance and Compensation, Nominating and Governance Committee meetings are normally held in conjunction with Board meetings. The Board and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Directors generally receive the agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior executives at any time.

     Board Advisors

The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

     Board Evaluation

The Compensation, Nominating and Governance Committee coordinates an annual evaluation process of the Board and each of the Board’s standing committees. The Audit and Finance Committee and the Compensation, Nominating and Governance Committee each annually perform a self evaluation and a review of the adequacy of its charter.

     Selection of Directors

The Board is responsible for selecting nominees for Board membership, and establishing criteria for identifying potential nominees. For more information regarding the Director nomination process, including nominations by stockholders, see “Committees of the Board — the Compensation, Nominating and Governance Committee.” In recommending candidates for election to the Board, the Compensation, Nominating and Governance Committee considers the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other Directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company;

•	Diversity of viewpoints, background, experience and other demographics; and

•	A commitment to represent the Company’s stockholders as a whole.

     Independence of Directors and Nominees for Director

The Board annually reviews and determines the independence of Directors. The Board also reviews and determines the independence of nominees for Director. No Director nominee or Director is considered independent unless the Board determines that he or she has no material relationship with the Company either directly, as a partner, stockholder or affiliate of an organization that has a material relationship with the Company, or indirectly. The Board has adopted categorical independence standards consistent with the New York Stock Exchange listing guidelines to evaluate the materiality of any such relationship. The Board has determined that each of the nominees for Director standing for election at the 2009 Annual Meeting, is independent of the Company, because none of the nominees for Director has a material relationship with the Company either directly or indirectly. The Board has made this determination based on the following:

•	No nominee for Director is or has been an officer or employee of the Company or its subsidiaries or affiliates since the Company’s spin-off from The May Department Stores Company;

•	No nominee for Director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

•	No nominee for Director has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a Director;

•	No nominee for Director is, or was within the past five years employed by the independent auditors for the Company;

•	No executive officer of the Company serves on the compensation committee of any corporation that employs a nominee for Director or a member of the immediate family member of any nominee for Director;

•	No nominee for Director is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded one percent of either entity’s annual revenues for the last fiscal year; and

•	No nominee for Director serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal year 2008 in excess of $5,000.00.

As part of the independent review process, in March 2009, the Board reviewed a summary of each Director’s response to a questionnaire asking about their (and their immediate family members’) relationships with the Company and other potential conflicts of interest, as well as material provided by management regarding transactions, relationships or arrangements between the Company and the Directors or parties related to the Directors. Utilizing the above criteria, the Board also determined that all Directors other than Mr. Rubel are independent, and that the members of the Audit and Finance Committee and the Compensation, Nominating and Governance Committee are also independent.

     Communications with the Board of Directors

The Board believes that Management speaks for the Company. The Board and individual members of the Board may, from time to time, meet or otherwise communicate with various constituencies. It is expected, however, that Board members will speak for the Company only with the knowledge of Management and, in most instances, at the request of Management. Stockholders and other interested parties may contact non-management members of the Board by sending written correspondence to the Director at the following address:

               , Director
Collective Brands, Inc.
c/o Secretary
3231 Southeast Sixth Avenue
Topeka, KS 66607

The Secretary will review and forward such correspondence to the Board members. The Secretary will also direct inquiries most properly addressed by other departments, such as customer service or accounts payable, to those departments to ensure that the inquiries are responded to in a timely manner. Any inquiry that presents a matter relevant to accounting, audit or internal controls, or similar issues that is not addressed to a specific Director, will be forwarded to the Chairman of the Audit and Finance Committee.

Meetings of the Board

Meetings of the Board.  The Board of Directors of the Company held a total of seven meetings during fiscal 2008. No Director attended less than 75% of the aggregate of (i) the total number of Board meetings held during the period for which such Director held such office, and (ii) the total number of meetings held by all Board committees on which such Director served during the periods that such Director served on such committee.

While the Board of Directors understands that there may be situations that prevent a Director from attending an Annual Meeting of Stockholders, the Board strongly encourages all Directors to make attendance at all Annual Meetings of Stockholders a priority. Nine of the Company’s ten continuing Directors attended the Company’s Annual Meeting of Stockholders held on May 22, 2008.

Board Compensation

Director Compensation.  Management Directors are not entitled to additional compensation for their service as a Director or for attendance at Board, committee or annual stockholder meetings. Non-management Director compensation did not change in 2008, except for the establishment of the Lead Director retainer in May 2008 upon the retirement of Mr. Fricke as non-executive chairman and the appointment of Mr. Moran as Lead Director. The following table explains the key components of non-management Director compensation, which is based on a Board year basis that runs from one Annual Meeting of Stockholders until the next Annual Meeting of Stockholders.

ELEMENTS OF COMPENSATION

2008 Board Year

Annual Cash Retainer	$50,000
Annual Stock Retainer	$50,000
Meeting Fees (per meeting attended):
Board Meeting	$1,500
Committee Meeting	$1,000
Committee Chairperson Retainer:
Audit and Finance	$25,000
Compensation, Nominating and Governance	$20,000
Lead Director Retainer	$20,000
Reimbursement for expenses attendant to Board membership	Yes

The annual cash retainer, committee chairperson retainer and Lead Director retainer are each earned (or vest, if deferred) in one-fifth increments on the date of each regular meeting of the Board following the Annual Meeting of Stockholders. The annual retainers for any Director elected subsequent to the Annual Meeting of Stockholders are prorated.

The 2008 Board-year stock portion of each non-management Director’s annual retainer, with the exception of Mr. Ouimet’s, was paid in 4,712 restricted shares of Collective Brands Common Stock granted on May 22, 2008. Mr. Ouimet’s annual stock retainer was prorated based on his election to the Board on June 30, 2008, and was paid in 3,940 restricted shares. The number of shares granted to each Director was determined based upon the closing share price on the date of the Annual Meeting of Stockholders or on the Director’s date of election if not elected at the Annual Meeting of Stockholders. The restricted stock portion of the annual retainer vests on May 1 following the grant date. All shares of Collective Brands Common Stock granted to non-management Directors are subject to restrictions on transferability. Under these restrictions, Directors cannot transfer the shares granted to them until they cease membership on the Board or, if earlier, until the later of six months after they are awarded the grant or the date they have satisfied the stock ownership guidelines of the Company.

Annual stock retainers paid to the non-management Directors are granted under the Company’s Restricted Stock Plan for Non-Management Directors. This plan currently provides for the issuance of not more than 350,000 shares of Collective Brands Common Stock, subject to adjustment for changes in the Company’s capital structure.

The Board of Directors believes that the interests of Directors and stockholders are most closely aligned when the Directors themselves are stockholders and, accordingly, maintains Stock Ownership Guidelines for Non-Management Directors. The guidelines stipulate that Directors should hold Collective Brands Common Stock shares equivalent in value to four times the annual cash retainer in effect at the time the guideline is established for each Director. The Board reviews Director ownership levels annually to evaluate progress toward these guidelines. Under the guidelines, Directors may not sell or otherwise transfer any of the shares of Collective Brands stock awarded to them by the Company until the target ownership level under the guideline is achieved. The May 2008 review found that all Directors have met their ownership guidelines with the exception of Mr. Ouimet, whose compliance deadline is June 30, 2013.

The Company also maintains a Deferred Compensation Plan for Non-Management Directors that allows each Director to defer receipt of retainers (but not meeting fees) received for services as a Director, whether payable in stock or cash, until after the calendar year in which the Director’s service on the Board ceases. Under this Plan, the Directors may elect to use either Company Stock or the thirty-year Treasury Bill rate on May 1 of each year as the measurement fund for the return on cash payments that are deferred. Directors must use Company Stock as the measurement fund for any Company Stock which is deferred.

The following table reflects the Compensation paid to the Company’s non-management Directors in fiscal 2008.

2008 NON-MANAGEMENT DIRECTOR COMPENSATION

	Fees Earned or Paid		All other
	in Cash(1)	Stock Awards(1,2,3)	Compensation(4)	Total
Name of Director	($)	($)	($)	($)
(a)	(b)	(c)	(g)	(h)

Daniel Boggan Jr.	68,500	49,994	—	118,494
Howard R. Fricke(5)	47,500	—	—	47,500
Judith K. Hofer	69,500	49,994	—	119,494
Mylle H. Mangum	89,500	49,994	—	139,494
John F. McGovern	93,500	49,994	—	143,494
Robert F. Moran	79,000	49,994	—	128,994
D. Scott Olivet	66,000	49,994	—	115,994
Matthew A. Ouimet	39,500	29,248	—	68,748
Michael A. Weiss	69,500	49,994	—	119,494
Robert C. Wheeler	68,000	49,994	—	117,994

(1)	Includes fees earned that were deferred under the Collective Brands, Inc. Non-Management Deferred Compensation Plan.

(2)	Values reflect the fair market value dollar amount that would be required to be recognized for financial statement purposes for services provided by Directors in 2008 computed in accordance with FAS 123R. The grant date fair value of the May 22, 2008, Stock Award was $50,000 (4,712 shares). Mr. Ouimet’s grant date fair value for his June 30, 2008 Stock Award was $45,833 (3,940) shares. Mr. Fricke did not receive a 2008 Stock Award due to his retirement.

(3)	Total shares not vested as of January 31, 2009, for each Director, including those shares that have been deferred were:

Director	Shares Outstanding as of 1/31/09

Boggan	4,712
Fricke	—
Hofer[a]	4,912
Mangum	4,712
McGovern	4,712
Moran	4,712
Olivet	4,712
Ouimet	3,940
Weiss[a]	4,912
Wheeler	4,712

(a)	Includes 200 shares from the initial grant made in 2004 upon joining the Board.

(4)	On occasion, Directors receive footwear and other items of nominal (includes spouse paid travel to Board meetings) value that may be considered perquisites. In 2008, the value of all such items did not exceed $5,000 for any individual Director.

(5)	Mr. Fricke retired from the Board on May 22, 2008.

Committees of the Board

     Executive Committee.

Members, Authority and Meetings.  The Executive Committee is composed of the Chief Executive Officer (“CEO”), the Lead Director of the Board, the chairperson of the Audit and Finance Committee and the chairperson of the Compensation, Nominating and Governance Committee. The CEO serves as the Executive Committee’s chairperson. The Executive Committee may exercise all the powers of the Board but does not have the power to (i) approve or adopt, or recommend to the Company’s stockholders, any matter expressly required by Delaware law to be submitted to stockholders for approval; (ii) adopt, amend or repeal any By-Law of the Company; (iii) elect Directors of the Company; (iv) declare any dividend or make any other distribution to the Company’s stockholders; or (v) take actions with respect to matters delegated to other committees of the Board. During the 2008 fiscal year, the Executive Committee met one time.

     Audit and Finance Committee.

Members, Authority and Meetings.  Pursuant to its charter, the Audit and Finance Committee (the “Audit Committee”) is solely responsible for selecting the Company’s independent registered public accountants, reviewing their independence, approving all engagements, and evaluating their performance. The Audit Committee reviews results of the audit for each fiscal year, all material accounting policies of the Company, the coordination between the independent registered public accountants and the Company’s internal auditing group, the scope and procedures of the Company’s internal audit work, the quality and composition of the Company’s internal audit staff, and maintains procedures for the confidential and anonymous receipt of employee concerns regarding questionable accounting or auditing matters. The Audit Committee is responsible for reviewing and making recommendations to the Board with respect to matters such as the following: the financial policies of the Company; debt ratings; short-term versus long-term debt positions; debt-to-capitalization ratios; fixed charge coverage; working capital and bank lines; dividend policy; the long-range financial plans of the Company; the Company’s capital expenditure program, including rate of return standards and evaluation methods; specific debt and/or equity placement activities; external financial relationships with investment bankers, commercial bankers, insurance companies, etc.; financial public relations and communication programs; financial aspects of proposed acquisitions and/or divestitures; and the Company’s insurance and risk management program.

The Audit Committee regularly provides the Company’s internal auditor, Chief Financial Officer, General Counsel, Chief Administrative Officer and the Company’s independent registered public accountants with opportunities to privately meet with the Committee. The Audit Committee is also authorized to retain legal, accounting or other advisors as it determines appropriate at the Company’s expense. The members of the Audit and Finance Committee, during the 2008 fiscal year were Messrs. McGovern (Chairman), Fricke (until his retirement in May), Boggan, Moran, Olivet, and Ouimet. The Board determined that each of the members of the Audit Committee is an independent director as required by the rules of the NYSE. During the 2008 fiscal year, the Audit Committee met nine times.

     Compensation, Nominating and Governance Committee.

Members, Authority and Meetings.  The members of the Compensation, Nominating and Governance Committee (the “CN&G Committee”) during the 2008 fiscal year included Ms. Mangum (Chairman), Ms. Hofer, and Messrs. Wheeler and Weiss. Each of these Directors satisfied the NYSE’s independence requirements, was a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and was an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). During fiscal 2008, the CN&G Committee met seven times. The agenda for each CN&G Committee meeting is determined by discussions among the CN&G Committee Chairman, the

Company Secretary, Management and the CN&G Committee’s advisors, as appropriate. A copy of the CN&G Committee’s charter was last reviewed at its February 2009 meeting, and can be found on the Company’s Investor Relations website at www.collectivebrands.com.

The CN&G Committee is primarily responsible for establishing the Company’s compensation philosophy and various compensation programs and for monitoring the Company’s executive development efforts so that there is an adequate pool of personnel for orderly Management succession. In performing these functions, the CN&G Committee reviews and approves compensation arrangements for the Executive Compensation Group (or “ECG”) which consists of the CEO, other Section 16 officers, the principal executives of each of the Company’s operating units (if not Section 16 officers), and any other employee whose base compensation is in excess of $500,000. The CN&G Committee also reviews the Company’s Compensation Discussion and Analysis and, if appropriate, recommends to the Board that it be included in the proxy statement. In addition, the CN&G Committee serves as the “Committee” under the various Company incentive compensation and retirement plans (i.e., the stock-based incentive plans, executive incentive plans, supplementary retirement plan and deferred compensation plan).

As part of its corporate governance duties, the CN&G Committee establishes stock ownership guidelines for Company executives, reviews “related party transactions” and ethical issues involving the Company or management, and oversees the implementation of the Company’s Code of Ethics. The CN&G Committee is also responsible for reviewing the Board of Directors’ performance, the mandatory retirement policy for Directors, and conflicts of interest involving a Director. In addition, the CN&G Committee identifies and recommends candidates to serve as Directors of the Board, the Lead Director, members and chairpersons of Board committees and the Chief Executive Officer. The CN&G Committee considers nominees for Directors from any source, including individuals nominated by stockholders or outside consultants engaged by the CN&G Committee to recommend Director nominees. Director nominee suggestions must be submitted in writing to the Company’s Corporate Secretary at 3231 Southeast Sixth Avenue, Topeka, Kansas, 66607, and otherwise comply with the terms of the Company’s By-Laws. See also “Selection of Directors.”

The CN&G Committee may delegate some of its duties or responsibilities to one or more individual members, but only to the extent permitted by law, the New York Stock Exchange’s listing standards and the Company’s governing documents. The CN&G Committee also engages outside consultants to advise on various issues, including CEO compensation, executive officer compensation and certain benefit programs. Such consulting arrangements with HayGroup related to matters of CEO compensation are discussed in the Compensation Discussion and Analysis under “Compensation Philosophy, Roles of Consultants and Executives, Benchmarking and New Initiatives.” and “Roles of Consultants and Executives.” The CN&G Committee engages other consultants from time to time to assist with specific projects, such as the engagement of HayGroup to assist with a review of employment and change of control agreements as discussed under “Employment Agreements.” The consultants engaged by the CN&G Committee report directly to the CN&G Committee and the CEO generally does not participate in recommendations prepared by these consultants regarding CEO compensation. The role of other executive officers in setting compensation is discussed in the Compensation Discussion and Analysis section.

     Compensation Committee Interlocks and Insider Participation.

No member of the CN&G Committee (Ms. Mangum, Ms. Hofer, Messrs. Wheeler, and Weiss) has served as one of the Company’s officers or employees or has any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended (see “Related Party Transactions”). None of the Company’s executive officers named in the Summary Compensation Table serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Company’s Board or the CN&G Committee.

     Compensation, Nominating and Governance Committee Report.

The following Report of the Compensation, Nominating and Governance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The CN&G Committee has reviewed and discussed the Compensation Discussion and Analysis required under Item 402(b) of Regulation S-K set forth below with Management. Based on that review and discussion, the CN&G Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation, Nominating and Governance Committee:

Mylle H. Mangum — Chairman
Judith K. Hofer
Michael A. Weiss
Robert C. Wheeler

COMPENSATION DISCUSSION AND ANALYSIS

In a year marked by unprecedented challenges in the global economic landscape and significant downward shifts in consumer shopping and spending patterns, the Compensation, Nominating and Governance Committee (“CN&G Committee”) balanced its firm commitment to a pay-for-performance philosophy with its focus on retaining the executive talent needed to respond aggressively to the economic challenges, strengthen market share, and advance the Company’s mission of being a leader in bringing compelling lifestyle, performance and fashion brands for footwear and related accessories to consumers worldwide.

The compensation-related reviews and actions undertaken in Fiscal 2008 are described in detail in this Compensation Discussion and Analysis. Please read the entire report and the tables that follow to obtain a more complete understanding of our executive compensation program. This discussion will include several actions taken by the CN&G Committee in response to the difficult economic climate:

•	Elimination of merit increases for executive officers in 2009

•	Cancellation of the special equity award granted to senior executives in 2007 in the form of performance share units, upon the executives’ voluntary consent

•	Reevaluation of the framework for granting annual stock incentive awards in Fiscal 2009 to reduce Company expense while still providing a meaningful long-term incentive

•	Payment of 2008 annual incentive awards above the threshold level, in accordance with goals set at the beginning of the performance period

•	Thoughtful and limited use of discretionary awards to retain key talent and reward certain Fiscal 2008 accomplishments related to expense management, continued integration of the businesses acquired in 2007, and the building of a foundation for growing the Company’s brand platforms across global markets

Throughout the Compensation Discussion and Analysis, the following definitions will apply:

•	“CEO” refers to the Chairman, Chief Executive Officer and President of Collective Brands, Inc.

•	“executive officer” refers to the CEO and other executive officers named in the Summary Compensation Table. These include Mr. Rubel; Mr. Douglas Treff, Executive Vice President and Chief Administrative Officer; Mr. Darrel Pavelka, Executive Vice President, Global Supply Chain; Mr. Michael Massey, Senior Vice President, General Counsel and Secretary; and Mr. Douglas Boessen, Division Senior Vice President and Chief Financial Officer. Where applicable, information is also provided on Mr. Ullrich Porzig, who served as Senior Vice President, Chief Financial Officer and Treasurer until his retirement on September 6, 2008.

•	“ECG” refers to the Executive Compensation Group, which includes all Section 16 officers, any business unit chief executive officer who is not a Section 16 officer, and any other employee whose base salary exceeds $500,000

•	“EBIT” refers to earnings before interest and taxes, which is defined for purposes of this discussion as operating profit from continuing operations, and “EBITDA” refers to earnings before interest, taxes, depreciation and amortization

•	“ROIC” refers to return on invested capital

•	“CBI” and “Company” refer to Collective Brands, Inc.

•	“Fiscal 2007,” “Fiscal 2008,” and “Fiscal 2009” refer to the fiscal years ended(ing) February 2, 2008; January 31, 2009; and January 30, 2010, respectively

I.	Compensation Philosophy, Roles of Consultants and Executives, Benchmarking, and New Initiatives.

Compensation Philosophy.  The Company’s general compensation philosophy is that its compensation programs should attract, retain and motivate highly qualified executives; be competitive with the compensation programs of other comparable employers; and focus on “pay for performance,” which means that compensation programs should be aligned with Company, business unit and individual performance as measured against established goals and that executive compensation should be related to the value created for stockholders.

The Company employs a balanced approach to compensation that considers market pay data, achievement of individual and organization performance objectives, the Company’s overall progress toward strategic goals, the Company’s retention goals, and the results of an annual talent and organization planning process that helps link overall compensation to the sustained performance and potential of each executive. As a result:

•	To foster a strong connection between executive compensation and business performance, a majority of the compensation of the executive officers is variable and performance-based and a significant portion is paid in stock-based awards. As noted in the table below, more than 80% of the CEO’s target compensation opportunity, and 50% to 70% of the target compensation opportunity for the other executive officers, is provided through annual and long- term performance-based incentive programs. The differences in target pay between the positions reflect the Company’s philosophy that variable compensation should increase as an executive’s responsibility in the organization increases.

For Fiscal 2009, the CN&G Committee acknowledges that the value of the long-term stock incentive component will fall below the target level because of the adjustment in annual stock incentive awards (see “Fiscal 2009 Stock Incentive Awards” below).

	Target Pay Mix for Fiscal 2008
		Annual Cash	Long-Term Cash	Long-Term Stock
	Base Salary	Incentive	Incentive	Incentive

CEO	16%	16%	8%	60%
Executive Vice President	32%	20%	8%	40%
Senior Vice President	39%	22%	10%	29%
Division Senior Vice President	47%	19%	10%	24%

•	In aggregate, base salaries for executive officers are expected to fall around the 50th percentile of the competitive market (defined primarily by the Compensation Comparison Group identified later in this report and HayGroup’s 2008 Retail Industry Survey (identified in Appendix A) but may vary from around the 25th percentile of the market to beyond the 75th percentile, depending on the executive’s experience, performance, potential, and retention risk. These variations also reflect the reality that the Company competes with many larger companies for top-level executive talent.)

•	Annual and long-term incentive opportunities are designed to deliver variable compensation between the 50th and 75th percentile of the competitive market when performance targets are met, while superior performance can result in total direct compensation at or above the 75th percentile.

Role of Consultants in Compensation Decisions.  The CN&G Committee has retained HayGroup to provide benchmarking data, analysis and recommendations on various projects as part of a comprehensive review of executive compensation programs to evaluate whether the programs are aligned with the Company’s compensation philosophy and strategy. In addition, the Company uses HayGroup to assist with compensation-related matters. The majority of the projects with which HayGroup assists management (such as tally sheets, annual executive officer compensation studies, and support for share authorization requests) are related to the work of the CN&G Committee and are subject to the Committee’s review and direction. Less than 25% of the fees paid to HayGroup by CBI since 2006 involve consulting work not related to executive compensation and not specifically undertaken at the direction of the CN&G Committee, such as custom job evaluations, the binomial valuations of the Company’s stock awards, a retail operations organization structure study, and purchase of HayGroup’s compensation surveys.

Role of Executives in Compensation Decisions.  As noted in its charter, the CN&G Committee is responsible for evaluating and approving the compensation policies and arrangements applicable to the ECG. The CEO provides the CN&G Committee with performance feedback and compensation recommendations for ECG members (other than himself) during and at the end of each fiscal year. Initial employment offers, promotions, discretionary awards and ongoing compensation arrangements for individuals in the ECG are recommended to the CN&G Committee by the CEO and Senior Vice President — Human Resources.

The CEO and Senior Vice President — Human Resources also provide their perspectives and recommendations to the CN&G Committee on a variety of human resource matters, such as annual and long-term incentive goals, plan design changes for Board-approved compensation plans, and officer succession. The Company’s General Counsel and outside counsel to the Company also advise the CN&G Committee on the legal aspects relating to compensation and employment matters.

Benchmarking in Fiscal 2008.  The CN&G Committee in November 2008 retained HayGroup’s Executive Compensation National Practice Leader as its compensation consultant to assist with analyzing the appropriate level of compensation for the CEO position. Specifically, HayGroup provides the CN&G Committee with benchmarking data and directional recommendations to enable the Committee to make informed decisions and stay abreast of changing market practices. This helps the CN&G Committee to appropriately balance external forces with the Company’s objectives, values and compensation philosophy. HayGroup reported that:

•	The CEO’s base salary is competitive and approximates the median of the Compensation Comparison Group described below

•	The CEO’s target annual incentive is at the median of the peer group based on target value as well as percent of base salary

•	The CEO’s target total cash and total direct compensation are positioned slightly below the median of the Compensation Comparison Group

Also in November 2008, the CN&G Committee engaged HayGroup’s Executive Compensation Midwest Practice Leader to assist with compensation benchmarking for the ECG other than the CEO. To facilitate the benchmarking, HayGroup used the Compensation Comparison Group described below and 42 companies from HayGroup’s 2008 Retail Industry Survey (identified in Appendix A). HayGroup reported that:

•	The base salary and total target cash compensation for executive officers other than the CEO are at or below the median of the benchmarking data

•	Target total direct compensation is at or below the median of the benchmarking data for Messrs. Massey and Boessen and above the 75th percentile for Messrs. Pavelka and Treff

Based on these reviews, combined with its annual review of senior executive performance, potential and retention risk, the CN&G Committee concluded that material changes in the total compensation offerings for individual executive officers for Fiscal 2009 are not warranted.

The Compensation Comparison Group Used for Benchmarking.  As noted earlier, the CN&G Committee benchmarks executive compensation against a Compensation Comparison Group and a subset of the HayGroup Retail Industry Survey (identified in Appendix A). The Compensation Comparison Group is comprised of a group of retail companies, a portion of which also are engaged in wholesaling and/or licensing activity, and may be revised by the CN&G Committee from time to time as the market and retail environment change.

The Compensation Comparison Group may also be used to calculate the amount payable under the long-term portion of the Company’s Incentive Compensation Plan (the “ICP”) by comparing the Company’s stock performance to the stock performance of companies in the Compensation Comparison Group. When used in this manner, the Compensation Comparison Group in place, upon the granting of an award, remains fixed through the term of the award.

The CN&G Committee considers the following criteria when identifying companies for inclusion in the Compensation Comparison Group:

•	U.S.-domiciled, publicly-traded companies in retail, wholesale and licensing that primarily do business in footwear, apparel and/or accessories and that have customer targets similar to the Company;

•	Annual sales from 1/2 to 2 1/2 times the Company’s annual sales;

•	Recognized for a strong design focus, strong earnings growth, thought leadership, and/or strong brands across multiple lines or products; and /or

•	Appropriately-sized companies from which the Company may recruit key talent.

If a company falls significantly outside the stated revenue parameter but meets other criteria, the compensation benchmarking data will be adjusted using a regression analysis to ensure appropriate comparisons.

The 20 companies that have constituted the Compensation Comparison Group from 2007 to present are:

Abercrombie & Fitch Co.	American Eagle Outfitters, Inc.	AnnTaylor Stores Corporation
Brown Shoe Company, Inc.	Charming Shoppes, Inc.	Chico’s FAS, Inc.
The Children’s Place Retail Stores, Inc.	The Finish Line, Inc.	Foot Locker, Inc.
The Gap, Inc.	Jones Apparel Group, Inc.	Kohl’s Corporation
Limited Brands, Inc.	Liz Claiborne, Inc.	Polo Ralph Lauren Corporation
Retail Ventures, Inc.	Ross Stores, Inc.	The Timberland Company
V.F. Corporation	Williams-Sonoma, Inc.

In March 2009, the CN&G Committee updated the Compensation Comparison Group to ensure a strong representation of companies engaged in the wholesaling and retailing of branded footwear and to ensure that the median revenue is closely aligned with that of the Company. Six companies were removed (Ann Taylor Stores Corporation; Charming Shoppes, Inc.; Chico’s FAS, Inc.; Jones Apparel Group, Inc.; Liz Claiborne, Inc.; and Retail Ventures, Inc.). Five companies were added (DSW, Inc.; Genesco Inc.; Urban Outfitters, Inc.; Wolverine World Wide, Inc.; and Decker’s Outdoor Corporation). The revised group will be used for the Total Stockholder Return modifier in the 2009-2011 long-term portion of the ICP and for future executive compensation benchmarking.

Tally Sheets.  As part of its review of executive officer compensation, and to aid in its oversight of executive compensation program design, the CN&G Committee continued its review of “tally sheets” detailing each element of compensation for the Company’s executive officers, including:

•	Salary

•	Annual and long-term incentives

•	Costs incurred by the Company to provide various health and insurance benefits and perquisites to its executive officers

•	Each executive officer’s stock awards and accumulated realized and unrealized stock gains

•	The amounts each executive officer will receive if he leaves the Company under various circumstances (such as retirement or termination in connection with a change of control)

The tally sheets for Fiscal 2008 were prepared by HayGroup and presented to the CN&G Committee in February 2009. The CN&G Committee accepted HayGroup’s conclusion that, based on the tally sheets, executive officer compensation was generally consistent with the Company’s compensation philosophy and aligned with the interests of the Company’s stockholders.

Changes to Compensation Components/Programs.  After evaluating the Company’s Fiscal 2008 performance and progress toward strategic objectives, the economic climate, and executive compensation benchmarking, the CN&G Committee made one change to compensation components/programs for Fiscal 2009. Beginning with the 2009-2011 performance period, the CN&G Committee modified the performance metrics used in the long-term cash component of the ICP for executive officers as follows:

2008-2010	2009-2011
Performance Period	Performance Period

• 3-year average ROIC	• 50% of payout based on 3-year average ROIC
• 50% of payout based on 3-year cumulative EBITDA
• Final payout subject to upward or downward adjustment of 20% based on 3-year total stockholder return (“TSR”) relative to the Compensation Comparison Group

The CN&G Committee believes this change will provide continued focus on long-term value creation through the ROIC metric, create additional focus on cash flow through the addition of the EBITDA metric, and add a relative performance measure through the TSR metric.

II.	Elements of Executive Compensation.

Elements of Compensation during Active Employment.  For Fiscal 2008, the elements of compensation for executive officers including the CEO were:

A. Base salary;

B. Non-equity incentive plan compensation, such as annual and long-term cash incentives under the ICP;

C. Long-term stock incentive compensation, in the form of awards under the 2006 Collective Brands, Inc. Stock Incentive Plan;

D. Cash bonuses, including (i) Annual Lump Sum Merit Bonus, and (ii) Discretionary Cash Bonus; and

E. Retirement and other benefits and perquisites.

A.	Base Salary

The Company provides the executive officers and other employees with a base salary to compensate them for services rendered during the year. Salary levels are reviewed by the CN&G Committee annually and upon a promotion or other change in job responsibility. The base salaries of executive officers are determined in accordance with the factors and information described under “Compensation Philosophy” above. In September 2008, the CN&G Committee adjusted Mr. Pavelka’s base pay by 3.9% in recognition of his significant contributions in the integration of the global supply chain and his high level of overall performance and leadership to the enterprise.

No merit increases or other base pay increases will be awarded to executive officers on the customary merit increase date in April 2009. The CN&G Committee determined that this is consistent with the Company’s focus on expense management and general industry practice in the current economic climate.

B.	Non-Equity Incentive Plan Compensation — Cash Incentive Opportunities

The Company maintains the ICP that provides executive officers and selected other senior management members an opportunity to earn cash awards (incentive payments) if the Company’s business results meet or exceed certain pre-established performance goals. Performance goals are established for annual and long-term (multi-year) performance periods. The CN&G Committee reserves the right to adjust upward or downward any award determined under the ICP; however, under the ICP, no upward adjustment may be made to an award for an employee who is deemed to be a “covered employee” under Internal Revenue Code Section 162(m).

The CN&G Committee, in its sole discretion, designates eligible employees as participants for each annual and/or long-term performance period. Each executive officer was eligible for an annual incentive award for Fiscal 2008 and a long-term incentive award for 2006-2008 performance period.

Both the annual portion and long-term portion of the ICP permit a participant to earn an incentive payment at or above a minimum level, depending on actual results relative to pre-established performance goals. For example, if the target performance goals are satisfied at 100%, the target incentive payment normally will be paid. The threshold performance goals are the minimum performance results that must be attained by the Company for an incentive payment to be made. The target annual and long-term incentive awards are equal to a specific percentage of the executive’s base salary.

In addition, for the 2006-2008 and 2007-2009 performance periods, the amount of the long-term incentive is increased or decreased by a specified percentage, based on the Company’s stock performance over the multi-year performance period relative to the average stock performance of the companies in the Compensation Comparison Group over the same period. The percentages are established at the beginning of the performance period in accordance with Section 162(m) of the Code. For the 2006-2008 and 2007-2009 performance periods, the following scale reflects the adjustment that will be made based on the Company’s total stockholder return (actual results are interpolated between these points):

CBI Total Stockholder
Return Relative to Peers	Long-Term Cash Incentive Modifier

10th percentile	50% reduction in payout
25th percentile	25% reduction in payout
Median	Full payout
75th percentile	25% increase in payout
90th percentile	50% increase in payout

While there is a threshold and target for the annual portion of the ICP, there was no cap as a specified percentage of salary for Fiscal 2008. However, the long-term component is capped at 300% of target (before the TSR modifier), and the annual and long-term components each have a maximum individual incentive payment of $5,000,000.

(1)	Annual Cash Incentive Awards

Fiscal 2008 Annual Cash Incentive Award Performance Goals.  The annual component of the ICP for Fiscal 2008 was based on CBI EBIT for all executive officers. Incentive goals were established by the CN&G Committee for Fiscal 2008 based upon a variety of considerations as illustrated in the following table:

CBI
Fiscal
2008
Goal		EBIT	Payout as % of
Achievement	Fiscal 2008 Goal Setting Approach	Goal	Target

Threshold
•   Threshold “range” to provide incentive and motivation even when results fall below target, at a payout in appropriate proportion to the EBIT performance

•   Upper end of the threshold range, should be similar in magnitude to the prior-year actual EBIT result, adjusted for extenuating or non-recurring circumstances

•   Over the long run, threshold or higher payout anticipated to be achieved at least 75% of the time
		$105.6 to $185.8 million	20-50%
Target	• Should be aligned with the Company’s long-standing financial goal of consistent low single-digit same-store sales growth that is leveraged into operating earnings increases in mid-teen percentages over time • Over the long run, target payout anticipated to be achieved at least 50% of the time	$221.2 million	100%
2x Target or Higher
•   Should generally be 115% of target EBIT or higher, mitigated by internal and external considerations

•   Over the long run, a payout significantly above target (i.e., twice the target) anticipated to be achieved about 10% of the time
		2x = $256.6 million	200%+ (up to individual cap)

Fiscal 2008 Annual Cash Incentive Award Calculations.  The Fiscal 2008 EBIT of $178.5 million for CBI represents 44% of the target payout. This EBIT reflects adjustments for the following expenses not contemplated when the annual goals were established: certain expenses related to litigation ($45.1 million); strategic realignment and store and other asset impairment ($20.1 million); and an intangibles write-off for trade name and goodwill impairments at The Stride Rite Corporation ($130.2 million). Executive officers received annual awards under the ICP as reflected below (with target and actual percentages expressed as a percentage of base salary). These amounts are included in the Summary Compensation Table under Column (g), “Non-Equity Incentive Plan Compensation.”

	Annual Cash Incentive
	(Fiscal 2008)
	Target Opportunity	Actual% of Target
	as% of Base Salary	Awarded		Award $

Mr. Rubel	100%	44.0%		494,340
Mr. Treff	65%	44.0%		154,655
Mr. Pavelka	65%	44.0%		147,290
Mr. Massey	55%	44.0%		92,565
Mr. Boessen	40%	30.8	%(1)	36,997
Mr. Porzig	55%	26.2	%(2)	59,439

(1)	Mr. Boessen’s payout is prorated based on his promotion date of 11/30/2008.

(2)	Mr. Porzig’s payout is prorated based on his retirement date of 9/6/2008.

(2)	Long-Term Cash Incentive Awards.

The long-term component of the ICP utilizes long-term performance periods that operate concurrently (that is, a new performance period commences each year). Generally, each long-term performance period consists of three consecutive fiscal years.

2006-2008 Long-Term Cash Incentive Award Calculations. The long-term incentive awards under the ICP for the 2006-2008 performance period were calculated with respect to EBIT and ROIC as compared to the performance goals established at the beginning of the performance period. For the 2006-2008 long-term performance period, the 3-year average ROIC was 10.99%, which was above the target of 10.2% for the performance period. The CBI 3-year cumulative EBIT was $492.1 million, which was above the target of $447.4 million. This EBIT reflects adjustments for the following expenses not contemplated when the goals were established in 2006: certain expense related to litigation ($45.1 million); strategic realignment and store and other asset impairment ($20.1 million); purchase accounting ($79.2 million); and an intangibles write-off for trade name and goodwill impairments at The Stride Rite Corporation ($130.2 million). The resulting payout was 139.7% of target.

No modification of this payout was made based on TSR because the Company’s 3-year total stockholder return fell at the 50th percentile of the companies in the Compensation Comparison Group that was in place for the 2006-2008 performance period: The Gap, Inc., Limited Brands, Inc., Ross Stores, Inc., The TJX Companies, Inc., Brown Shoe Company, Inc., Genesco Inc., Shoe Carnival, Inc., The Finish Line, Inc., Foot Locker, Inc., Target Corporation, Family Dollar Stores, Inc., and Wal-Mart Stores, Inc.

While our performance in Fiscal 2008 was below target, the cumulative 3-year targets were achieved and therefore the Committee determined that the 2006-2008 long-term cash incentive payout is appropriate. As a result, each executive officer was paid a long-term cash incentive award for the 2006-2008 period as follows (with target and actual percentages expressed as a percentage of base salary). These awards are reflected in the Summary Compensation Table under Column (g), “Non-Equity Incentive Plan Compensation.”

	Long-Term Cash Incentive
	(Fiscal 2006-2008)
	Target Opportunity	Actual% of Target		Award
	as% of Base Salary	Awarded		$

Mr. Rubel	45%	139.7%		672,656
Mr. Treff	25%	66.0	%(1)	86,585
Mr. Pavelka	25%	139.7%		159,188
Mr. Massey	25%	139.7%		110,084
Mr. Boessen	20%	7.8	%(2)	4,657
Mr. Porzig	25%	124.7	%(3)	118,745

(1)	Mr. Treff’s payout is prorated based on his hire date of 9/4/2007.

(2)	Mr. Boessen’s payout is prorated based on his promotion date of 11/30/2008.

(3)	Mr. Porzig’s payout is prorated based on his retirement date of 9/6/2008.

2008-2010 Long-Term Cash Incentive Award Performance Goals. In establishing the performance goals for the 2008-2010 performance period, the CN&G Committee set goals that reflected the business plan at the time the goals were established. These goals required a specified level of ROIC over the 3-year period and were within ranges publicly disclosed at that time.

Long-term cash incentive awards will be based on the goals noted below for all executive officers. Earned payments will be interpolated for actual 3-year average ROIC performance, and no payout will be made if actual performance falls below the threshold level.

ROIC - 3 Year Cumulative Average
50%	100%	200%	300%
(Threshold)	(Target)		(Maximum)

7.6%	9.6%	10.9%	12.2%

C.	Equity Incentive Plan Compensation.

The Company may provide long-term incentives through various equity awards including stock options, restricted stock, stock appreciation rights, phantom stock and/or performance units. These equity awards are designed to attract, retain and motivate management employees and tie their compensation directly to the performance of the Company’s Common Stock. The CN&G Committee determines the mix of awards granted to executives and the grants are typically made annually. Throughout this discussion, all grants of stock appreciation rights settled in stock (“SSARs”) have an exercise price equal to the Company’s fair market value on the grant date, a 7-year term and a 200% maximum appreciation cap, meaning that the maximum payout is .6667 shares of Common Stock per SSAR. Vested SSARs will automatically exercise if the share price reaches the cap. The SSARs are capped to balance the amount of potential rewards from the grants and related potential dilution and expense.

(1)	Fiscal 2008 Stock Incentive Awards

In connection with Mr. Boessen’s promotion, the CN&G Committee authorized long-term stock incentive grants to Mr. Boessen under the 2006 Collective Brands, Inc. Stock Incentive Plan on the first available grant date following his promotion (December 8, 2008). All other executive officers received Fiscal 2008 annual grants in September 2007 and/or March 2008 as previously disclosed. The annual grant to Mr. Boessen included a combination of time-vested SSARs and restricted stock. The time-vested grants will vest in equal installments on May 31 of 2009, 2010 and 2011.

In allocating long-term equity incentives for the Fiscal 2008 grant to Mr. Boessen, the CN&G Committee determined that his annual grant, as a Division Senior Vice President, should be prorated based on his promotion date. In addition, the CN&G Committee determined that approximately two-thirds of the prorated annual grant should be awarded as an appreciation vehicle (SSARs) and the remaining one-third should be awarded as a full-value vehicle (restricted stock). This mix reflects the importance of executive officers’ roles in creating and executing strategies that drive stock price appreciation over the long-term. In addition, the vesting of the restricted stock grant was subject to a performance condition. If Payless same-store sales for the period from August 3, 2008, through January 31, 2009, decreased by more than 1%, one-half of the restricted stock award would be forfeited. If Payless same-store sales for the same period increased by more than 2%, the entire grant would be retained. The CN&G Committee determined that the performance criterion was appropriate in light of the Company’s same-store sales results over the prior three-year period and anticipated performance for Fiscal 2008. Based upon the Company’s actual same-store sales results for the designated period, one-half of the restricted stock granted to Mr. Boessen on December 8, 2008, was forfeited.

(2)	Cancellation of Performance Share Unit Award

The challenging economic environment and the drop in the Company’s stock price led the CN&G Committee to review the special equity award granted to a selected group of senior management members, including certain executive officers who were actively employed on the grant date of June 4, 2007, in the form of performance share units (“PSUs”). The PSUs were to pay out in the form of shares of CBI restricted stock on May 31, 2010, conditioned on the achievement of pre-established stock price appreciation hurdles. The CN&G Committee and management determined in November and December 2008 that the award no longer was in the best interest of the Company and authorized management to request that all such executives agree to cancel their PSUs. All recipients of the PSU award agreed to voluntarily surrender their PSUs on or before January 9, 2009.

While no value was actually realized from the PSUs by the recipients, consistent with applicable accounting rules, the entire outstanding expense of each cancelled PSU award under FAS 123R was accelerated to the cancellation date. The following table describes the Fiscal 2008 income attributed to the cancelled PSU grant in Column (e) of the Summary Compensation Table, for which no value was, or will be actually realized by the executive officers:

		Monetary
	Fiscal 2008 Stock	Consideration
	Compensation	Received for	Fiscal 2008 Stock	Fiscal 2008 Total
	Attributed to PSU	Cancellation of	Compensation Net of	Compensation
	Cancellation	PSUs	PSUs	Without PSUs

Mr. Rubel	4,084,180	0	1,431,079	5,803,517
Mr. Pavelka	351,861	0	9,139	1,481,107
Mr. Massey	289,291	0	18,943	916,908

(3)	Supplemental Awards

The CN&G Committee also granted special discretionary equity awards on March 26, 2009, to the executive officers other than the CEO, to recognize specific contributions and encourage the retention of key executive talent. These awards will be reflected in the “Fiscal 2009 Summary Compensation Table” and the “Fiscal 2009 Grants of Plan-Based Awards Table”. The awards will vest in full on March 26, 2012.

		Discretionary
	Rationale	SSARs Awarded

Mr. Treff	Integration and expense management initiatives	10,000
Mr. Pavelka	Strategic supply chain and integration initiatives	12,500
Mr. Massey	Litigation management and business development initiatives	10,000
Mr. Boessen	Integration initiatives	5,000

(4)	Fiscal 2009 Stock Incentive Awards

The CN&G Committee authorized Fiscal 2009 long-term equity grants for selected management employees on March 26, 2009, under the 2006 Collective Brands, Inc. Stock Incentive Plan. In doing so, the CN&G Committee modified its historical grant approach, which was designed to deliver a specified target value through a base grant. In order to reduce expense, appropriately manage share usage, and still provide a meaningful long-term incentive opportunity for eligible recipients, the CN&G Committee authorized base annual grants that delivered approximately 60-80% of the target value for executive officers, while providing the same or greater numbers of SSARs and restricted shares as were delivered in the Fiscal 2008 base grants. All of the awards will vest in equal installments on March 26 of 2010, 2011, and 2012.

For the executive officers, approximately 2/3 of the grant value was awarded through SSARs and 1/3 through shares of restricted stock. The CN&G Committee determined that the emphasis on SSARs, which provide value only upon long-term stock price appreciation, is consistent with its pay-for-performance philosophy and its focus on the role of executive officers in creating and executing strategies that drive stock price appreciation over the long term.

Equity Incentive Grant Dates.  The CN&G Committee established grant dates for Fiscal 2009 equity awards at its September 2007 meeting, based upon timing of the Company’s earnings releases and other relevant factors, as follows:

Annual 2009 Stock Incentive Grant Date	The date of the March CN&G Committee meeting, which occurred on March 26, 2009
Prorated 2009 Stock Incentive Grant Dates	The second business day
(for new hires and promotions during the	following each quarterly
period)	earnings release

D.	Cash Bonuses.

The CN&G Committee considered two types of special cash bonuses for Fiscal 2008:

(1)	Annual Lump-Sum Merit Bonus.

The CN&G Committee annually may award a bonus to any executive officer who receives a rating of “clearly exceeds expectations” during the annual performance appraisal/review process with respect to both (i) individual results and (ii) the Company’s guiding principles. No executive officer was awarded this bonus for Fiscal 2008.

(2)	Discretionary Cash Bonus.

The CN&G Committee may provide cash bonuses to the CEO and other executive officers as recognition for their individual contributions to the Company’s business objectives and initiatives. For Fiscal 2008, the CN&G Committee chose to award a discretionary cash bonus of $50,000 to Mr. Pavelka in recognition of his leadership role in several substantive global supply chain initiatives and his continued leadership of the integration of logistics across the enterprise. This discretionary cash bonus is reflected in the Summary Compensation Table under column (d), “Bonus” and is not considered performance-based compensation under Section 162(m) of the Code.

E.	Retirement Benefits.

Executive officers other than the CEO are eligible to participate in the Collective Brands, Inc. Supplementary Retirement Account Balance Plan (“SERP”), having met the eligibility requirements. The SERP is designed to provide a median or higher level of retirement benefits for eligible executives when combined with other retirement benefits (the 401(k) Plan described below along with Social Security benefits), reward eligible executives for their long-term contributions to the Company, and retain such executives until retirement. The CEO and other executive officers are also permitted to participate in one of the Company’s tax-qualified 401(k) profit sharing plans (the “401(k) Plan”). See “Pension Benefits for Fiscal 2008” for more details on the SERP and 401(k) Plan.

In addition, all executive officers are eligible to participate in the Collective Brands, Inc. Deferred Compensation Plan as described below under “Nonqualified Deferred Compensation for Fiscal 2008.”

The following retirement benefits may be available to executive officers but are contingent upon the executive remaining employed with the Company until age 55 and completing at least five years of service:

•	A prorated portion of any annual and long-term incentive awards earned for the active performance periods in the year the executive retires from the Company

•	Unless a shorter period is specified in the applicable grant agreement, extended exercise period for outstanding stock options and SSARs that are vested as of the executive’s retirement date, allowing exercise until the earlier of: (i) the expiration date of the award or (ii) three years following the executive’s retirement

The CEO is also eligible for three additional retirement benefits: (i) post-retirement life insurance coverage equivalent to annual compensation, as defined by the Company’s employer paid life insurance plan, up to $1,000,000; (ii) an executive medical reimbursement plan providing up to $5,000 in benefits per year; and (iii) post-retirement medical coverage.

Other Benefits and Perquisites.  The executive officers also participate in benefit plans on the same terms as other employees. Among these are welfare plans (health plans, life insurance, short-term disability), paid time off and ancillary benefits. In addition, the Company provides the executive officers with perquisites and other personal benefits that the CN&G Committee believes are reasonable and consistent with the Company’s compensation philosophy. The primary benefits provided to these executives include:

•	Company-paid life insurance equal to two times annual compensation as defined by the Company’s employer paid life insurance plan, up to $1,000,000 of coverage;

•	Company-paid long-term disability coverage for the first $110,000 of annual compensation;

•	Automobile allowance of $7,000 per year for Mr. Massey and $10,000 per year for Messrs. Treff and Pavelka; and

•	Cellular telephone/wireless hand-held device.

Additional benefits provided to the CEO while he is employed by the Company, as specified in his 2005 employment agreement, as amended, include:

•	A car service/driver up to four days per week for commuting;

•	An automobile allowance of $16,000 per year;

•	Reimbursement of annual income tax preparation expenses up to $2,900;

•	A supplemental long-term disability benefit that covers 50% of base salary and any fixed bonuses (other than annual and long-term incentives) in excess of $400,000; and

•	Use of company-provided aircraft for personal air travel, limited to $130,000 per year in accordance with the Company’s standard practice instructions for such use.

All or a portion of the benefits listed above may constitute taxable income to the executive officers. The amount of compensation attributable to the benefits described above and included in the Summary Compensation table under Column (i), “All Other Compensation” is determined based upon the Company’s incremental cost (as required by the Securities Exchange Commission).

III. Employment Agreements

Each executive officer has an employment agreement and change of control agreement with the Company that may require the Company to pay the officer upon his termination of employment or in connection with a change of control. These agreements help the Company attract and retain these executive officers and, in the event of a change of control, would mitigate the significant level of uncertainty regarding job security and potential incentive compensation value that would likely arise in such a situation.

Pursuant to the employment agreements, each executive is entitled to receive salary, has the ability to earn annual and long-term incentive awards under the ICP, and may receive equity grants and other benefits generally available to the Company’s senior management.

In November 2008, the CN&G Committee, with the assistance of its independent compensation consultant (HayGroup’s Executive Compensation National Practice Leader) and outside counsel, reviewed executive officers’ employment and change of control agreements with respect to Sections 162(m) and 409A of the Code. Based on this review, the employment agreements for all executive officers and the change of control agreements for all executive officers were amended on December 19, 2008, to preserve for the Company the deductibility under Section 162(m) of performance-based compensation and/or to mitigate exposure of severance and other entitlements to restrictions and additional taxes under Section 409A. Also, on December 30, 2008, the Company entered into a change of control agreement with Mr. Boessen.

The CEO’s employment agreement with the Company was scheduled to end on May 31, 2009, but was automatically extended by one year because neither party delivered to the other at least 90 days’ notice of non-extension.

The termination events requiring payments, and the amounts payable upon those events, are discussed and quantified under “Potential Payments upon Termination or Change of Control.”

IV.	Stock Ownership/Retention Guidelines.

The Company believes it is important for its executive officers and other selected senior executives to establish and maintain a meaningful equity ownership interest in the Company. To this end, ownership levels and stock transactions for these individuals are reviewed annually by the Board of Directors to evaluate progress toward the Company’s stock ownership guidelines for executive officers (as specified below) and other senior executives who are subject to such guidelines.

Value of CBI Shares Owned as
Position	a Multiple of Base Salary

Chairman, CEO and President	5.0 Times
Executive Vice President	2.0 Times
Senior Vice President	1.5 Times
Division Senior Vice President	1.0 Times

Executives with ownership guidelines are expected to attain the guideline multiple within seven years of appointment to one of the positions listed above. The stock ownership requirements are satisfied with:

•	Direct ownership of shares of Company common stock;

•	Shares of Company stock owned in the Company’s employee stock purchase plan;

•	Shares of Company stock equivalents under the Company’s Profit Sharing Plan;

•	Company stock units credited under the Company’s Deferred Compensation Plan; and

•	Unvested restricted shares and restricted stock units payable only in shares of the Company’s Common Stock granted under the Company’s stock plans (reduced by 40% to represent the executive’s tax liability).

Unvested awards subject to performance conditions and outstanding stock options and SSARs are not counted toward the ownership requirements. “Base Salary” means the executive’s base salary at the time of appointment to one of the positions listed above.

Until his or her respective ownership multiple is satisfied, the senior management member is expected to retain all shares of Company stock owned or otherwise acquired, except those shares used to pay required tax obligations upon the vesting of restricted stock or used to pay the exercise price or tax obligation upon exercise of stock options and SSARs. Once the senior management member attains the appropriate ownership multiple, he or she is considered to remain in compliance with the guidelines as long as the number of shares held is not reduced below the number at which the ownership threshold was met. Shares of Company stock owned in excess of those required to comply with the ownership guidelines may be traded only during designated window periods. If the ownership guidelines are not satisfied within the specified time period, the executive may not sell shares of Company stock without the written approval of the CEO. Messrs. Rubel, Pavelka and Massey have met their ownership guidelines. The compliance deadlines for Messrs. Treff and Boessen are September 4, 2014, and November 30, 2015, respectively.

V.	Tax and Accounting Impact of Executive Compensation.

Deductibility of Compensation.  Under Section 162(m) of the Code, public corporations are generally not permitted a federal income tax deduction for compensation in excess of $1,000,000 paid in any fiscal year to the corporation’s chief executive officer and three other most highly compensated executive officers, other than the chief financial officer (determined as of the end of that fiscal year). “Qualifying performance-based compensation,” however, is exempt from Section 162(m), making it deductible for federal income tax purposes if certain requirements are met. It is generally the CN&G Committee’s intention to structure stock appreciation rights, performance units and annual and long-term incentives to executive officers who may be subject to Section 162(m) as performance-based compensation that satisfies the requirements of Section 162(m). The CN&G Committee, however, may award non-deductible compensation under circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, and other uncertainties including but not limited to the Company’s stock price, no assurance can be given, notwithstanding the Company’s stated intentions, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

For Fiscal 2008, we believe that only the CEO had compensation that may not qualify as performance-based compensation under Section 162(m) of the Code, consisting of the following items:

•	$123,500 of base salary that exceeded the $1,000,000 limit

•	$8,886 of compensation provided in Fiscal 2008 as set forth in Column (i) “All other Compensation” of the Summary Compensation Table

In addition, the outstanding stock options on 648,000 shares granted as an inducement award to the CEO upon commencement of employment in 2005 were granted outside of the Payless ShoeSource, Inc. 1996 Stock Incentive Plan and will not be deductible under Section 162(m) when and to the extent the options are exercised. For Fiscal 2009, the CEO’s base salary in excess of $1,000,000 (or $123,500) will not be deductible by the Company for federal income tax purposes.

In developing the Company’s severance program, the CN&G Committee also took into account that some severance payments made after a change of control might not be fully deductible by the Company due to the limitations imposed under Section 280G of the Code.

Accounting for Stock-Based Compensation.  Grants under the Company’s equity incentive plans are accounted for as required by SFAS 123(R). The CN&G Committee takes into account the financial statement impact of awards when deciding whether to make them and how to structure them.

Management believes the Summary Compensation Table below does not best reflect actual compensation received by the executive because it includes the value of the cancelled PSUs as required by generally accepted accounting principles, even though no monetary compensation was received for their cancellation. Accordingly, a table reflecting summary compensation excluding the value of PSUs is set forth on following page. Management believes that Management’s Adjusted Summary Compensation Table better reflects the compensation received by executive officers.

The following table summarizes the total compensation paid or earned by each of our executive officers, for the fiscal year ended January 31, 2009, as regulated by SEC rules and regulations. The Company has entered into employment agreements with all of the executive officers.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(2)	($)(3)	($)(4)	($)(4)	($)(5)	($)(6)	($)(7)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Matthew E. Rubel	2008	1,123,500	—	5,515,259	1,907,165	1,166,996	—	175,086	9,888,006
Chairman, CEO and	2007	1,111,154	450,000	2,710,458	1,977,610	448,635	—	245,156	6,943,013
President	2006	1,092,308	500,000	1,474,754	2,163,361	2,284,527	49,657	249,893	7,814,499
Douglas G. Boessen	2008	259,152	—	16,177	102,818	41,654	31,553	4,692	456,046
Division SVP, Chief
Financial Officer and
Treasurer
Douglas J. Treff	2008	537,115	—	55,380	369,532	241,240	30,327	10,893	1,244,487
EVP-Chief	2007	201,923	71,250	114,244	144,166	21,565	—	16,744	569,893
Administrative Officer
Darrel J. Pavelka	2008	515,185	50,000	360,485	445,145	306,478	141,260	14,069	1,832,622
EVP Global Supply	2007	488,000	200,000	149,055	336,467	112,834	549,836	16,149	1,852,341
Chain	2006	466,385	23,000	31,097	214,467	740,637	184,621	14,536	1,674,743
Michael J. Massey	2008	375,000	—	308,234	247,212	202,649	61,604	11,631	1,206,330
SVP, General	2007	341,969	144,000	116,013	232,779	90,037	10,097	12,738	947,633
Counsel & Secretary	2006	324,442	10,000	31,097	190,964	522,968	45,970	11,864	1,137,305
Ullrich Porzig(1)	2008	250,769	—	60,222	45,489	178,184	612,032	10,922	1,157,618
Former SVP CFO and	2007	395,962	125,000	116,013	167,705	110,883	1,020,689	12,811	1,949,062
Treasurer	2006	395,192	50,000	31,097	167,462	649,248	398,266	13,016	1,704,281

(1)	Mr. Porzig retired on September 6, 2008.

(2)	“Salary” reflects amounts paid to or deferred by the executive officers during each fiscal year. Annual salary changes for each of the executive officers normally occur on approximately May 1 of each year. For 2006, salary reflects a 53-week fiscal year with 27 pay periods, since the Company is on a 52/53 week fiscal year.

(3)	For 2008, “Bonus” reflects a discretionary cash award for Mr. Pavelka ($50,000). For 2007, “Bonus” reflects discretionary cash awards for Mr. Rubel ($450,000), Mr. Pavelka ($200,000), Mr. Porzig ($125,000), and Mr. Massey ($144,000). For 2006, “Bonus” includes the Annual Lump Sum merit bonus paid to Mr. Pavelka ($23,000) and discretionary cash bonus for Mr. Rubel ($500,000), Mr. Porzig ($50,000), and Mr. Massey ($10,000). Bonus also includes amounts deferred (if any) by the respective officer under the Company’s Deferred Compensation Plan.

(4)	Amounts represent the 2008, 2007, and 2006 compensation costs, respectively, calculated in accordance with FAS 123R, “Share-Based Payment.” Refer to Note 12 to the Notes to Consolidated Financial Statements contained in Item 8 of the Company’s annual report on Form 10-K for Fiscal 2008, Fiscal 2007, and Fiscal 2006, respectively, for a further discussion of stock award valuations. This amount includes the compensation cost associated with awards for services rendered in 2008, 2007, and 2006, respectively, regardless of grant award date. Of the total Fiscal 2008 compensation cost, the following amounts are attributed to canceled performance share unit grants for which no monetary consideration was received by Mr. Rubel ($4,084,180), Mr. Pavelka ($351,861), and Mr. Massey ($289,291).

(5)	“Non-Equity Incentive Plan Compensation” reflects the annual and long-term cash incentives paid under the Company’s Incentive Compensation Plan including any amounts deferred by the particular executive officer under the Company’s Deferred Compensation Plan. For all executive officers, the 2008 long-term performance period is Fiscal 2006-2008; the 2007 long-term performance period is Fiscal 2005-2007; the 2006 long-term performance period is 2004-2006.

(6)	This amount reflects the actuarial present value of the change in benefit for Fiscal 2007 and 2006, respectively, under the Company’s Supplementary Retirement Plan. “Earnings” on amounts deferred under the Company’s Deferred Compensation Plan by executives are not included in this column. Amounts deferred by executives earn returns based solely on the actual return of the measurement fund selected by the executive. See the Non-Qualified Deferred Compensation Table for Fiscal 2008, Fiscal 2007, and Fiscal 2006, as well as the Pension Benefits Table for Fiscal 2008, Fiscal 2007, and Fiscal 2006.

(7)	For Fiscal 2008 this column includes the following for each of the executive officers: for Mr. Rubel, this column includes premiums paid for life insurance and long-term disability insurance ($5,663); premiums for the executive medical reimbursement plan ($5,000); car allowance ($16,000); company paid driver ($36,199); income for use of company-provided aircraft for personal air travel ($108,790); the Company’s contribution to his 401(k) account ($2,875); and spouse travel expenses ($559).
For Mr. Boessen, this column includes premiums paid for life insurance and long-term disability insurance ($1,956) and the Company’s contribution to his 401(k) account ($2,736).
For Mr. Treff, this column includes premiums paid for life insurance and long-term disability insurance ($2,240); car allowance ($6,906); the Company’s contribution to his 401(k) account ($756); and spouse travel expenses ($991).
For Mr. Pavelka, this column includes premiums paid for life insurance and long-term disability insurance ($2,240); car allowance ($8,674); the Company’s contribution to his 401(k) account ($2,875); and spouse travel expenses ($280).
For Mr. Massey, this column includes premiums paid for life insurance and long-term disability insurance ($1,876); car allowance ($6,068); the Company’s contribution to his 401(k) account ($2,875); and spouse travel expenses ($812).
For Mr. Porzig, this column includes premiums paid for life insurance and long-term disability insurance ($1,740); car allowance ($5,213); and the Company’s contribution to his 401(k) account ($2,875); spouse travel expenses ($293); and retirement gift expense ($801).
The amounts shown for perquisites represent the incremental cost of such perquisites to the Company. With respect to personal use of Company provided aircraft, the amounts represent the incremental cost to the Company of providing such aircraft. For 2006, 2007 and 2008, all Company provided aircraft consisted of chartered flights and therefore the incremental cost to the Company for personal use of company provided aircraft is computed based on the actual costs of the charter or the incremental cost of any personal travel when combined with a business trip. If a passenger is flying for personal use in an otherwise available seat on a flight that is for Company business, calculating the incremental cost is not practical, and the Company has therefore used the greater of the Standard Industry Fare Level (“SIFL”) rate or first class airfare between the two closest commercial airports as an estimate.

Management believes that Management’s Adjusted Summary Compensation Table below better reflects actual compensation received by executive officers because it excludes the value of the cancelled PSUs for which no monetary compensation was received by the executive for the cancellation of the PSUs. However, the Adjusted Summary Compensation Table is not a substitute for the Summary Compensation Table required by SEC rules and regulations on the previous page.

MANAGEMENT’S ADJUSTED SUMMARY COMPENSATION TABLE
(excludes compensation value of cancelled Performance Share Unit awards)

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(2)	($)(3)	($)(4)	($)(4)	($)(5)	($)(6)	($)(7)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Matthew E. Rubel	2008	1,123,500	—	1,431,079	1,907,165	1,166,996	—	175,086	5,803,826
Chairman, CEO and	2007	1,111,154	450,000	1,705,314	1,977,610	448,635	—	245,156	5,937,869
President	2006	1,092,308	500,000	1,474,754	2,163,361	2,284,527	49,657	249.893	7,814,499
Douglas G. Boessen	2008	259,152	—	16,177	102,818	41,654	31,553	4,692	456,046
Division SVP, Chief
Financial Officer and
Treasurer
Douglas J. Treff	2008	537,115	—	55,380	369,532	241,240	30,327	10,893	1,244,487
EVP-Chief	2007	201,923	71,250	114,244	144,166	21,565	—	16,744	569,893
Administrative Officer
Darrel J. Pavelka	2008	515,185	50,000	9,139	445,145	306,478	141,260	14,069	1,481,276
EVP Global Supply	2007	488,000	200,000	62,586	336,467	112,834	549,836	16,149	1,765,872
Chain	2006	466,385	23,000	31,097	214,467	740,637	184,621	14,536	1,674,743
Michael J. Massey	2008	375,000	—	18,943	247,212	202,649	61,604	11,631	917,039
SVP, General	2007	341,969	144,000	44,817	232,779	90,037	1 0,097	12,738	876,437
Counsel & Secretary	2006	324,442	10,000	31,097	190,964	522,968	45,970	11,864	1,137,305
Ullrich Porzig(1)	2008	250,769	—	—	45,489	178,184	612,032	10,922	1,097,396
Former SVP, CFO and	2007	395,962	125,000	44,817	167,705	110,883	1,020,689	12,811	1,877,866
Treasurer	2006	395,192	50,000	31,097	167,462	649,248	398,266	13,016	1,704,281

Note:  For footnotes 1, 2, 3, 5, 6, and 7 please see footnotes to Summary Compensation Table on the previous page.

(4)	Except with respect to the cancelled PSU grant, amounts represent the 2008, 2007, and 2006 compensation costs, respectively, calculated in accordance with FAS 123R, “Share-Based Payment.” Refer to Note 12 to the Notes to Consolidated Financial Statements contained in Item 8 of the Company’s annual report on Form 10-K for Fiscal 2008, Fiscal 2007, and Fiscal 2006, respectively, for a further discussion of stock award valuations. This amount includes the compensation cost associated with awards (other than PSUs) for services rendered in 2008, 2007, and 2006, respectively, regardless of grant award date.

FISCAL 2008 GRANTS OF PLAN-BASED AWARDS

											All Other	All Other
											Stock Awards:	Option	Exercise
											Number of	Awards:	of Base
				Estimated Future Payouts Under				Estimated Future Payouts Under			Shares of	Number of	Price of
		Grant		Non-Equity Incentive Plan Awards				Equity Incentive Plan Awards			Stock or	Securities	Option	Grant Date
		Approval	Award	Threshold		Target	Maximum	Threshold	Target	Maximum	Units(1)	Underlying Options	Awards(2)	Fair Value
Name	Grant Date	Date	Type	($)		($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(b2)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Matthew E.	2/28/2008			224,700	(3)	1,123,500	5,000,000							—
Rubel	2/28/2008			140,438	(4)	561,750	1,685,250							—
	3/27/2008	3/27/2008	RSA											1,436,369
	3/27/2008	3/27/2008	SAR								115,371 (5)	244,999 (6)	12.45	1,201,181

Douglas G.	2/28/2008			16,817	(3)	84,085	5,000,000							—
Boessen	11/30/2008			10,865	(4)	43,462	130,386							—
	3/27/2008	3/27/2008	RSA											12,450
	3/27/2008	3/27/2008	SAR											25,878
	9/8/2008	3/27/2008	SAR									5,000 (7)	12.45	15,679
	12/8/2008	11/30/2008	RSA									2,000 (8)	18.63	5,309
	12/8/2008	11/30/2008	SAR					356	—	713 (9)	1,000 (5)	3,400 (6)	11.20	2,666

Douglas J.	2/28/2008			70,298	(3)	351,488	5,000,000							—
Treff	2/28/2008			33,797	(4)	135,188	405,564							—
	3/27/2008	3/27/2008	RSA								4,000 (5)			49,800
	3/27/2008	3/27/2008	SAR											77,633
	12/8/2008	9/18/2008	RSA								3,000 (5)	15,000 (7)	12.45	33,600

Darrel J.	2/28/2008			66,950	(3)	334,750	5,000,000							—
Pavelka	2/28/2008			32,188	(4)	128,750	386,250							—
	3/27/2008	3/27/2008	RSA											49,800
	3/27/2008	3/27/2008	SAR								4,000 (5)			77,633
	12/8/2008	9/18/2008	RSA								3,000 (5)	15,000 (7)	12.45	33,600

Michael J.	3/1/2007			42,075	(3)	210,375	5,000,000							—
Massey	3/1/2007			23,906	(4)	95,625	286,875							—
	3/28/2008	3/28/2008	RSA											27,079
	3/28/2008	3/28/2008	SAR								2,175 (5)	12,500 (7)	12.45	64,694

Ullrich E.	2/28/2008			45,320	(3)	226,600	5,000,000							—
Porzig	2/28/2008			51,500	(4)	103,000	73,005

(1)	Stock awards are eligible for dividends; however, the Company has not historically paid dividends.

(2)	Under the amendments to the stock plan approved by shareholders in May 2007, the FMV definition was changed from the average of the high and low stock price on the date of grant, to the closing stock price on the date of grant.

(3)	Annual portion of the incentive under the Company’s Incentive Compensation Plan (“ICP”) as described in the Compensation Discussion &Analysis (“CD&A”).

(4)	Long-term portion of the incentive under the ICP as described in the CD&A.

(5)	Restricted shares vest one-third per year for three years beginning on the first anniversary of the grant date.

(6)	Stock Settled Appreciation Rights (“SSARs”) vest one-third per year for three years beginning on the first anniversary of the grant date.

(7)	SSARs fully vest after three years on March 27, 2011.

(8)	SSARs fully vest after three years on September 8, 2011.

(9)	This award of performance restricted shares is subject to the achievement of a company sales objective. Because the stated shares goal was not met in 2008, half of the award was forfeited and the Company recorded expense as calculated under FAS 123R for this grant.

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2008

	Option Awards							Stock Awards
											Equity	Equity
					Equity						Incentive	Incentive
					Incentive					Market Value	Plan	Plan
	Number of				Plan					of	Awards:	Awards:
	Securities		Number of		Awards:			Number		Shares or	Number of	Market
	Underlying		Securities		Number of			of Shares or		Units	Unearned	Value of Unearned
	Unexercised		Underlying		Securities			Units of		of	Shares, Units or	Shares, Units or
	Options		Unexercised		Underlying	Option		Stock That		Stock That	Other Rights That	Other Rights that
	(#)		Options		Unexercised	Exercise	Option	Have Not		Have Not	Have Not	Have Not
Name	Exercisable		(#)		Unearned Options	Price	Expiration	Vested		Vested(1)	Vested	Vested
(a)	(b)		Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)
			(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Matthew E. Rubel	528,000		120,000	(2)	—	20.6500	7/18/2012
	45,349		90,700	(3)	—	33.1150	3/29/2014
	50,582		101,164	(4)	—	23.1600	9/4/2014
			244,999	(5)		12.4500	3/27/2015
								30,294	(6)	323,237
								115,371	(5)	1,231,009

Douglas G. Boessen	7,000	(7)	—		—	16.8650	5/31/2012	—		—
			5,000	(8)	—	22.4800	4/7/2013	—		—
	1,400		700	(9)	—	22.4800	4/7/2013	—		—
	1,283		642	(9)	—	22.4800	4/7/2013	—		—
	3,666		1,834	(9)	—	22.4800	4/7/2013	—		—
	4,000	(6)	—		—	33.1150	3/29/2014	—		—
	1,308		2,617	(3)	—	33.1150	3/29/2014	—		—
	1,693		3,387	(4)		23.1600	9/4/2014	—		—
			5,000	(10)		12.4500	3/27/2015	—		—
			2,000	(11)		18.6300	9/8/2015
			3,400	(12)		11.2000	12/8/2015
	—		—			—	—	400	(9)	4,268
	—		—			—	—	355	(4)	3,788
	—		—			—	—	1,000	(5)	10,670
								356	(12)	3,799

Douglas J. Treff	9,500		19,000	(4)	—	23.1600	9/4/2014
	12,500		25,000	(3)	—	23.1600	9/4/2014
			37,500	(13)	—	23.1600	9/4/2014
			15,000	(10)		12.4500	3/27/2015
	—		—		—	—	—	10,000	(13)	106,700
	—		—		—	—	—	4,000	(5)	42,680
								3,000	(12)	32,010

Darrel J. Pavelka	6,500	(7)	—		—	14.4050	5/23/2013	—		—
	9,900	(7)	—		—	16.1900	5/28/2014	—		—
	34,000	(7)	—		—	16.8650	5/31/2012	—		—
	8,666		4,334	(9)	—	22.4800	4/7/2013	—		—
	3,733		1,867	(9)	—	22.4800	4/7/2013	—		—
	3,900		1,950	(9)	—	22.4800	4/7/2013	—		—
			20,000	(8)	—	22.4800	4/7/2013	—		—
	3,466		6,934	(3)	—	33.1150	3/29/2014	—		—
	—		12,500	(6)	—	33.1150	3/29/2014	—		—
	9,500		19,000	(4)	—	23.1600	9/4/2014	—		—
	9,033		18,067	(3)	—	23.1600	9/4/2014	—		—
			15,000	(10)		12.4500	3/27/2015
								1,100	(9)	11,737
								4,000	(5)	42,680
								3,000	(12)	32,010

Michael J. Massey	20,400	(7)				16.0208	3/10/2010	—		—
	9,900	(7)				16.1900	5/28/2014	—		—
	34,000	(7)				16.8650	5/31/2012	—		—
	3,900		1,950	(9)		22.4800	4/7/2013	—		—
	3,733		1,867	(9)		22.4800	4/7/2013	—		—
	8,666		4,334	(9)		22.4800	4/7/2013	—		—
			10,000	(8)		22.4800	4/7/2013	—		—
	3,466		6,934	(3)		33.1150	3/29/2014	—		—
			10,000	(6)		33.1150	3/29/2014	—		—
	4,266		8,534	(4)		23.1600	9/4/2014	—		—
			12,500	(10)		12.4500	3/27/2015	—		—
								1,100	(9)	11,737
								2,175	(5)	23,207

Ullrich E. Porzig	58,500	(7)				16.0208	3/10/2010	—		—
	6,500	(7)				14.4050	9/6/2011	—		—
	9,900	(7)				16.1900	9/6/2011	—		—
	34,000	(7)				16.8650	9/6/2011	—		—
	3,733	(7)				22.4800	9/6/2011	—		—
	8,666	(7)				22.4800	9/6/2011	—		—
	3,900	(7)				22.4800	9/6/2011	—		—
	3,466	(7)				33.1150	9/6/2011	—		—
	4,266	(7)				23.1600	9/6/2011	—		—

(1)	The closing stock price at the end of the fiscal year (1/30/09) was $10.67.

(2)	Remaining vesting schedule of award: 120,000 shares on 7/18/2009.

(3)	Remainder of award vests in equal increments on 5/31/2009 and 5/31/2010.

(4)	Remainder of award vests in equal increments on 9/4/2009 and 9/4/2010.

(5)	Award vests in equal increments on 3/27/2009, 3/27/2010, and 3/27/2011.

(6)	Award fully vests on 5/31/2010.

(7)	Award fully vested.

(8)	Award fully vests 5/31/2009.

(9)	Remainder of award vests on 5/31/2009.

(10)	Award fully vests on 3/27/2011.

(11)	Award fully vests on 9/8/2011.

(12)	Award vests in equal increments on 12/8/2009, 12/8/2010, and 12/8/2011.

(13)	Award fully vests 9/4/2010.

FISCAL 2008 OPTION EXERCISES AND STOCK VESTED TABLE

The table below summarizes the executive officers’ stock option exercises and stock vesting activity for the fiscal year ending January 31, 2009.

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Matthew E. Rubel(1)	—	—	214,250	2,249,625
Douglas G. Boessen(2)	—	—	777	9,993
Douglas J. Treff	—	—	—	—
Darrel J. Pavelka(3)	—	—	1,766	20,327
Michael J. Massey(3)	—	—	1,766	20,327
Ullrich E. Porzig(3)	—	—	1,766	20,327

(1)	Reflects restricted stock vesting from the 7/18/2005 grant

(2)	Reflects restricted stock vestings from the 5/31/2005, 4/7/2006, and 9/4/2007 grants.

(3)	Reflects restricted stock vestings from the 5/31/2005, 4/7/2006 grants.

PENSION BENEFITS FOR FISCAL 2008

The table below shows the present value of accumulated benefits payable to each of the executive officers, including the number of years of service credited to each such executive officer, under the Supplemental Retirement Account Balance Plan as determined using interest rate assumption consistent with those used in the Company’s financial statements.

Currently only Messrs. Boessen, Pavelka, Massey, and Porzig are eligible for benefits under the Plan.

			Account	Payments During
		Number of Years	Balances(1,2)	Last Fiscal Year
Name	Plan Name	Credited Service(1)	($)	($)
(a)	(b)	(c)	(d)	(e)

Matthew E. Rubel	Supplemental Retirement Account Balance Plan	n/a	n/a	n/a
Douglas G. Boessen	Supplemental Retirement Account Balance Plan	11.2	311,185	—
Douglas J. Treff	Supplemental Retirement Account Balance Plan	1.4	30,327	—
Darrel J. Pavelka	Supplemental Retirement Account Balance Plan	29.0	1,985,167	—
Michael J. Massey	Supplemental Retirement Account Balance Plan	18.4	687,797	—
Ullrich E. Porzig(3)	Supplemental Retirement Account Balance Plan	23.8	3,141,094	—

(1)	Years of service is calculated based on the number of years of service to the Company including any service with our former parent company, The May Department Stores Company, prior to our spin-off in 1996.

(2)	Included in the amount above is a transition credit that will vest after the attainment of age 55 and at least 5 years of company service. Currently included is $295,637 for Mr. Boessen, $1,949,446 for Mr. Pavelka, and $662,034 for Mr. Massey.

(3)	Mr. Porzig will receive the first of ten annual installment payments in accordance with the plan beginning July 1, 2009.

Supplementary Retirement Account Balance Plan.  The Company does not maintain a broad-based defined benefit retirement plan. The Company does, however, maintain the SERP that covers a select group of management and highly compensated employees, including executive officers other than the CEO. The SERP is a non-qualified, unfunded, “top-hat” plan.

An employee in the select “top-hat” group may be a participant in the SERP on January 1 if his or her base salary on December 31 is at least 150% of the federal “highly compensated employee” threshold in effect on that date under Section 414(q)(1)(B) of the Code. The base salary requirement for participation in the plan on January 1, 2009, was $157,500. Once the executive qualifies for participation in the SERP, he or she remains a participant contingent upon employment in a position that is part of the select top-hat group. All participants in the defined benefit plan continue as participants in the amended account balance plan.

Executive officers who are SERP participants are eligible for various types of credits after the completion of each plan year. The credits made in fiscal 2009 will be based on Fiscal 2008 eligible compensation, which is base salary plus annual incentive paid in the 2008 plan year.

•	Basic credit: 5% of the participant’s eligible compensation

•	Performance credit: 10% of the participant’s eligible compensation, contingent upon achievement of a pre-established performance goal

–	The performance metric is established annually by the CN&G Committee.
–	For 2008, the performance metric was EBIT. Because the Company’s actual EBIT performance fell short of the target of $221.1 million, no performance credit will be made in April 2009.
–	For 2009, the performance credit will be EBIT. The credit will be awarded in April 2010 if the Company achieves its EBIT target, which is the same as the EBIT target under the annual cash incentive component of the ICP.

•	Transition credit: SERP members prior to the plan amendment on January 1, 2008, received a transition credit in consideration of benefits accrued under the prior defined benefit plan design.

In addition to the credits described above, the CN&G Committee may authorize discretionary credits in the event of extraordinary circumstances.

SERP participants become 50% vested in the basic, performance and discretionary credits after five years of Company service. Vesting increases 10% per year thereafter, with full vesting after the completion of 10 years of Company service. For those SERP participants who received a transition credit, that credit will vest if the participant reaches age 55 and has completed 5 years of service prior to retirement. Currently none of the eligible executive officers is vested in the transition credit; however, Messrs. Pavelka, Massey and Boessen are fully vested in their respective basic credit account balances.

Unvested basic, performance and discretionary account balances and transition account balances will be credited with interest at a rate established annually. The rate of 4.63% for Fiscal 2009 was set in December 2008 and was based on the trailing 12-month average US Treasury 10-year note rate with a 120% modifier to approximate a long-term risk-free rate of return. Upon vesting, the basic, performance and discretionary account balances will be credited with earnings or debited for losses based on the performance of investment funds designated under the plan, which are the same funds identified under “Nonqualified Deferred Compensation Plan” except that a CBI Common Stock Fund is not available for the SERP.

Prior to the January 1, 2008, plan amendment, the SERP provided for a specified minimum benefit to participants who were vested (i.e., were age 55 and had completed 5 years of Company service) on the amendment date. This minimum benefit is the actuarial present value of the lifetime plan benefit the participant would have received if he or she had retired on the plan amendment date. Following retirement, the minimum benefit will be paid in ten annual installments. If the account balance at the time of retirement exceeds the minimum benefit amount, the incremental amount will be paid in accordance with the executive’s distribution election. Mr. Porzig was vested in the SERP on January 1, 2008, and thus is covered by this minimum benefit provision. The minimum benefit account balance as of the plan amendment date was $3,141,094. His minimum benefit will be paid in ten annual installments of $394,997 commencing in July 2009, following the required post-retirement waiting period under Section 409A of the Code.

In addition, in the event of a “Change of Control” of the Company, the SERP provides that the participant’s account balance will become 100% vested. See the discussion under the “Potential Payments upon Termination or Change of Control.”

401(k) Profit Sharing Plan.  Participants (including executive officers) may make voluntary contributions to the 401(k) Plan on a before-tax and/or after-tax basis. Participants are permitted to direct that any Company contribution and/or participant contribution made to their account under the 401(k) Plan be invested in one of several investment funds, including a Collective Brands Common Stock fund.

Subject to the Company’s discretion, the Company expects to contribute an aggregate of 2.5% of its “net profits” (as defined in the 401(k) Plan) to the 401(k) plans for U.S. and Puerto Rico Associates. For the 2008 Plan year, the Company contributed a minimum guaranteed Company matching contribution equal to $.25 for each $1.00 a plan participant contributed to the 401(k) Plan, up to 5% of the participant’s eligible compensation, subject to the applicable legal limits. In February 2009 the CN&G Committee removed the minimum guaranteed matching contribution feature from the 401(k) plan effective with the 2009 Plan year. Plan participants who retired, became disabled or were deceased from January 1, 2009, through February 25, 2009, remain eligible for that feature during the portion of the 2009 Plan year in which they made participant contributions.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2008

Pursuant to the Company’s Deferred Compensation Plan, eligible executives including all executive officers may defer portions of their income including salary and bonus deferrals. An executive may defer up to 75% of base salary and up to 100% of annual and/or long-term cash incentives for the fiscal year. The table below shows the contributions, earnings, and withdrawals by each of the executive officers for Fiscal 2008.

	Executive		Aggregate	Aggregate
	Contributions in		Earnings (loss)	Withdrawals /	Aggregate Balance
	Last FY		in Last FY	Distributions	at Last FYE
Name	($)		($)	($)	($)
(a)	(b)		(c)	(d)	(e)

Matthew E. Rubel	0		0	0	0
Douglas G. Boessen	0		(20,894)	0	42,864
Douglas J. Treff	200,238	(1)	(100,304)	0	185,879
Darrel J. Pavelka	114,413	(2)	(329,348)	0	476,679
Michael J. Massey	0		0	0	0
Ullrich E. Porzig	0		(387,830)	0	555,851

(1)	Includes $71,250 of Mr. Treff’s 2007 Annual Incentive Payment and $21,565 of Mr. Treff’s 2007 Long Term Incentive Plan Payment that were paid in 2008.

(2)	Includes $40,000 of Mr. Pavelka’s 2007 Annual Incentive Payment and $22,567 of Mr. Pavelka’s 2007 Long term Incentive Plan Payment that were paid in 2008.

The Deferred Compensation Plan has been in operational compliance with Section 409A of the Code since January 1, 2005. In March 2008, the CN&G Committee amended the plan to bring it into documentary compliance with Section 409A and to make certain administrative amendments, such as changing the plan name to reflect the change from Payless ShoeSource, Inc., to Collective Brands, Inc., changing the plan year from a fiscal to calendar year basis beginning in 2009 and clarifying various definitions and procedures.

The Deferred Compensation Plan offers a diverse group of investment funds that the executive may select to measure the performance of the amount deferred. The measurement funds as of the end of Fiscal 2008 were: Evergreen Institutional Money, Market Fund, American Funds Insurance Series Growth Fund — Class 2, DWS Eq 500 Index VIP — Class A, Delaware VIP Value Series, Neuberger Berman Advisers Management Trust Mid Cap Growth (Class I), Fidelity VIP Mid Cap Service Class, AllianceBernstein Small/Mid Cap Value Class A, Baron Capital Asset Fund: Insurance Shares, Delaware VIP Small Cap Value Series, Lincoln VIP International Fund, Delaware VIP Diversified Income Series, Delaware VIP High Yield Series, Lincoln VIP Global Asset Allocation Fund, and Collective Brands Common Stock Fund. Investment gains/losses are attributed to each executive’s account based on the actual performance of the investments selected. Participants may elect to receive distributions in the form of a lump-sum payment or up to 15 annual installments upon separation from service; all distributions are made in accordance with Section 409A of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements.  The material provisions of the employment agreements relating to termination. The definition of “good reason” under the CEO’s employment agreement is consistent with the definition provided immediately below under “Change of Control Agreements,” except that the provision concerning relocation does not apply if the Company’s principal office is relocated to New York City metropolitan area.

•	Each of the agreements stipulates a period of non-competition and non-solicitation for a period of 18 to 24 months following termination of employment

•	Each agreement provides that in the event of termination by reason of death, disability, for cause or voluntarily by executive, his base salary and benefits will cease

•	If an executive officer other than the CEO is involuntarily terminated without cause, then the executive will be entitled to the following, provided that he is not in violation of the non-competition, non-solicitation, confidentiality and work product provisions of the employment agreement:

–	A severance payment equal to two times (except for Mr. Boessen which is 1.5 times) his then-current base salary, by the later of (i) 2 1/2 months from the end of the fiscal year in which the executive’s employment terminates and (ii) April 15th of the year following the year in which the executive’s employment terminates;
–	The prorated portion of any annual or long-term cash incentive compensation that may be earned and payable under the terms of the ICP;
–	Except for Mr. Boessen, accelerated vesting of unvested stock options and SSARs that would otherwise have vested during the 12-month period following termination;
–	A special payment toward 18 months of COBRA; and
–	An executive outplacement program through a Company-designated service provider.

•	If the CEO is terminated without cause or terminates for good reason, then he will be entitled to the following, provided that he is not in violation of the non-competition, non-solicitation, confidentiality and work product provisions of his employment agreement:

–	A severance payment equal to two times the sum of salary and target annual bonus for the year of termination;
–	An additional severance payment in lieu of any annual and long-term cash incentives otherwise payable for performance periods in progress as of the termination date:

■	First fiscal quarter $1,000,000
■	Second fiscal quarter $1,425,000
■	Third fiscal quarter $1,850,000
■	Fourth fiscal quarter $2,275,000

–	Accelerated vesting of unvested stock options, SSARs, and restricted stock that would have otherwise vested during the 24-month period following termination;
–	Continued participation in the Company’s medical, dental and other health insurance during the 24-month period following termination; and
–	A $15,000 allowance for reasonable outplacement expenses.

Change of Control Agreements.  The Company has entered into Change of Control agreements with each of the executive officers. These Change of Control agreements generally provide for the terms of employment after a Change of Control (generally superseding the terms of the employment agreement) and for benefits if he or she terminates employment for “good reason” or is involuntarily terminated other than for death, or disability within three years after a Change of Control. Good reason includes the Company’s relocation of Executive to an office more than 35 miles from executive’s principal office, a termination by the executive within twelve months after a “Potential Change of Control,” or a termination by the executive within 30-day window following the first anniversary of a Change of Control.

For this purpose, a Change of Control includes any of the following events:

•	Any “person,” as defined in the Exchange Act, acquires 20% or more of the Company’s common stock or voting securities;

•	A majority of the Company’s Directors are replaced and not approved by the “Incumbent Board”;

•	Consummation of certain mergers (e.g., a merger after which the Company’s pre-merger voting shares represent less than 50% of the voting shares of the combined entity), or a sale of all or substantially all of the Company’s assets; or

•	Approval by stockholders of a liquidation of the Company.

Upon a covered termination of employment, the agreements provide that the executive will receive a lump sum payment equal to the aggregate of: (1) three times the sum of (a) base salary in effect at termination or, if greater, base salary in effect immediately prior to the Change of Control, plus (b) the greater of the highest bonus actually paid in the previous three years or the bonus paid in the most recently completed fiscal year following a Change of Control, and (2) a cash payment for cancellation of all stock options or stock appreciation rights.

Each Change of Control agreement also provides that the executive will receive outplacement benefits and three years of continued participation in the Company’s welfare benefit plans (or such longer period as is provided in such plan).

The Change of Control agreements also provide a tax gross-up for any excise taxes that may be incurred under Section 4999 of the Code if payment under the agreement would result in the executive receiving at least 110 percent of the “safe harbor” amount. In the event that payments do not meet the 110 percent threshold, the payments are reduced so that no excise tax is imposed.

In addition, in the event of a Change of Control under the terms of the respective Company plans:

•	Amounts deferred under the Company’s Deferred Compensation Plan will be distributed to all participants in a lump sum cash payment, subject to certain distribution limits under Section 409A of the Code;

•	All options and stock appreciation rights outstanding on the date of the Change of Control will become immediately and fully exercisable;

•	All account balances under the SERP will vest immediately; and

•	All restrictions on any restricted or phantom stock units will lapse, and such shares and units will become fully vested.

If termination were to occur during a “Potential Change of Control,” an additional severance payment would be provided to the executive officers, excluding Mr. Boessen, in lieu of any annual and long-term cash incentives otherwise payable for performance periods in progress as of the termination date:

	Additional Severance Payment – Termination During “Potential Change of Control”
	Fiscal Quarter in which Termination Occurs
	Q1	Q2	Q3	Q4

Mr. Rubel	$1,000,000	$1,425,000	$1,850,000	$2,275,000
Messrs. Treff and Pavelka	$260,000	$380,000	$510,000	$630,000
Mr. Massey	$180,000	$250,000	$330,000	$410,000

The following tables reflect the estimated compensation payable to the executive officers in the event of termination of employment due to retirement, voluntary termination (with and without good reason), death, disability, involuntary termination without cause, and following a Change of Control. The amounts assume that such termination was effective on January 31, 2009, and the Change of Control occurred on such date. The actual amounts to be paid can be determined only at the time of the executive’s actual termination of employment.

				Value of
				Vested
				Stock &
			Benefit	Accelerated
	Cash	Incremental	Continuation &	Vesting of			Tax
	Severance	Pension	Outplacement	Unvested		Incentive	Gross
Executive Officer	Payment(1)	Benefit(2)	Services(3)	Stock		Compensation(4)	Up(5)	Totals
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)

Matthew E. Rubel
• Voluntary termination or for cause						1,166,996		1,166,996
• Disability	2,275,000			323,237	(6)	1,169,885		2,598,237
• Death	2,275,000			3,840,293	(7)	1,169,885		6,115,293
• Good Reason or without cause	6,769,000		47,916	3,434,060	(8)	1,169,885		10,250,976
• Change of Control (COC)				3,840,293	(9)			3,840,293
• Termination for good reason or without cause after COC	8,920,500		330,249			9,250,749		11,100,749
• Disability/Death after COC						1,166,996		1,166,996
• Potential Change of Control	11,195,500		330,249	3,434,060	(8)		4,545,576	19,505,385

Douglas G. Boessen
• Voluntary termination or for cause						41,654		41,654
• Disability				8,056	(6)	41,654		49,710
• Death				22,508	(7)	41,654		64,162
• Good Reason or without cause	450,000		17,622	10,877		41,654		520,153
• Change of Control (COC)		311,185		32,960	(9)			344,145
• Termination for good reason or without cause after COC	1,010,991		99,087			161,424	419,850	1,691,352
• Disability/Death after COC						41,654		41,654

Douglas J. Treff
• Voluntary termination or for cause						241,240		241,240
• Disability				106,700	(6)	241,240		347,940
• Death				181,390	(7)	241,240		422,630
• Good Reason or without cause	1,081,500		17,622	24,648	(10)	241,240		1,365,010
• Change of Control (COC)		30,327		181,390	(9)			211,717
• Termination for good reason or without cause after COC	2,086,215		160,187			154,655	1,011,249	3,412,306
• Disability/Death after COC						241,240		241,240
• Potential Change of Control	2,716,215		160,187	24,648	(10)		1,346,439	4,247,489

Darrel J. Pavelka
• Voluntary termination or for cause						306,478		306,478
• Disability				11,737	(6)	306,478		318,215
• Death				86,310	(7)	306,478		392,788
• Good Reason or without cause	1,070,000		17,622	36,267	(10)	306,478		1,430,367
• Change of Control (COC)		1,985,167		109,901	(9)			2,095,068
• Termination for good reason or without cause after COC	3,341,598		158,749			578,866	1,417,669	5,496,882
• Disability/Death after COC						306,478		306,478
• Potential Change of Control	3,961,598		158,749	36,267	(10)		1,747,509	5,904,123

Michael J. Massey
• Voluntary termination or for cause						202,649		202,649
• Disability				11,737	(6)	202,649		214,386
• Death				34,827	(7)	202,649		237,476
• Good Reason or without cause	765,000		17,622	19,278	(10)	202,649		1,004,549
• Change of Control (COC)		687,797		58,418	(9)			746,215
• Termination for good reason or without cause after COC	2,348,412		121,134			400,304	993,083	3,862,933
• Disability/Death after COC						202,649		202,649
• Potential Change of Control	2,758,412		121,134	19,278	(10)		1,211,203	4,110,027

(1)	For termination with good reason not in connection with Change of Control (“COC”), the cash severance payment for Mr. Rubel is two times the sum of his base salary and target annual bonus for the fiscal year in which his employment is terminated. Mr. Rubel also receives an additional severance payout based upon the timing of his termination during the fiscal year as described in the CD&A. For all other executive officers the cash severance payment represents the payment of salary for the remainder of the employment contract term at the current salary level. For termination for good reason or without cause following a COC, the cash severance payment for all executive officers is three times the sum of his salary and highest annual bonus paid to date.

(2)	The amount reflects the immediate vesting of account balances following a COC for the Supplementary Retirement Plan.

(3)	The amount includes thirty-six months of benefit continuation in the Company’s welfare benefit plans and outplacement services.

(4)	Amounts shown include both the annual and long-term incentives earned for the last completed fiscal year.

(5)	Collective Brands utilizes a 100% modified gross-up calculation. Tax Gross Up calculations include the following assumptions: change-in-control stock price of $10.67, Applicable Federal Rate of 1.98%, annual volatility of 55%, and represent Income, FICA, and excise tax amounts.

(6)	Amount reflects the value of the acceleration of restricted awards outstanding granted greater than one year ago.

(7)	Amount reflects the value due to the acceleration of all stock options and/or stock-settled stock appreciation rights, and acceleration of restricted awards.

(8)	Amount reflects the value of all outstanding equity awards that would have vested within twenty-four months following the date of termination.

(9)	Amount reflects the accelerated vesting of all outstanding equity awards upon a COC.

(10)	Amount reflects the value of all outstanding equity awards that would have vested within twelve months following the date of termination.

Beneficial Stock Ownership of Directors, Nominees, Executive Officers, and More Than Five Percent Owners

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company Common Stock as of April 1, 2009, (including shares of the Company’s Common Stock held in the Company Profit Sharing Plan account for the executive officers named in the Summary Compensation Table) by (a) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (b) each Director and nominee for election as a Director of the Company, (c) each of the executive officers named in the Summary Compensation Table, and (d) all current Directors, nominees and executive officers as a group. The shares allocated to the accounts of participants named below in the Company’s Profit Sharing Plan constitute less than one percent of the Company Common Stock (see note (4) below).

On April 1, 2009, there were 64,063,805 shares of Common Stock outstanding.

	Shares Beneficially
	Owned as of
	April 1,	Percent
Name	2009	of Class

Holders of More than Five Percent of Common Stock
PRIMECAP Management Company(1)	7,075,814	11.0
Barclays Entities(2)	4,386,679	6.8
Glenhill Advisors, LLC(3)	3,519,454	5.5
Directors, Nominees and Executive Officers(4)
Daniel Boggan Jr.(5)	1,472	*
Judith K. Hofer(5)	11,955	*
Mylle H. Mangum(5)	300	*
John F. McGovern(5)	9,547	*
Robert F. Moran(5)(6)	32,247	*
D. Scott Olivet	27,690	*
Matthew A. Ouimet(5)		*
Michael A. Weiss(5)	8,139	*
Robert C. Wheeler(5)	7,130	*
Matthew E. Rubel(7)(8)	909,084	1.4
Douglas G. Boessen(7)(8)	18,398	*
Michael J. Massey(7)(8)	104,398	*
Douglas J. Treff(7)(8)	52,250	*
Darrel J. Pavelka(7)(8)(9)(10)	125,141	*
All directors, nominees and executive officers as a group (16 Persons)(5)(7)(8)(9)	1,368,956	2.1

*	Less than one percent.

(1)	This information is based on Amendment 3 to Schedule 13G filed with the SEC on February 12, 2009. The address of PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, CA 91101.

(2)	The information is based on Schedule 13G filed with the SEC on February 5, 2009. The following Barclays entities had sole voting power and sole investment power with respect to the following number of shares: Barclays Global Investors, NA, 400 Howard Street, San Francisco, CA 94105 had sole voting and dispositive power of 1,829,668 and 2,087,688 shares, respectively; Barclays Global Fund Advisors, 400 Howard Street, San Francisco, CA 94105 had sole voting and dispositive power of 1,886,847 and 2,247,778 shares, respectively; Barclays Global Investors, Ltd., 1 Royal Mint Court, London, EC3N 4HH England had sole voting and dispositive power of 3,036 and 46,506 shares, respectively; and Barclays Global Investors Canada Ltd., Suite 2500 PO Box 614, Toronto, Ontario M5J 2S1 Canada had sole voting and dispositive power of 4,707 shares.

(3)	This information is based on Amendment 2 to Schedule 13G filed with the SEC on February 17, 2009. Glenhill Advisors, LLC has shared voting and dispositive power with Glenn J. Krevlin and Glenhill Capital Management, LLC. Their address is 598 Madison Ave., 12th Floor, New York, NY 10022.

(4)	The Payless profit sharing plans provide for an investment fund which is invested in shares of Payless Common Stock (the “Payless Profit Sharing Plan Common Stock Fund”). As of April 1, 2009, the trusts under the Payless profit sharing plans owned approximately 1,081,626 shares of Collective Brands Common Stock (approximately 1.7% of the shares of Collective Brands Common Stock outstanding) in the Payless Profit Sharing Plan Common Stock Fund. Shares shown as beneficially owned by the persons referred to in the table include any shares allocated to their accounts under the Payless profit sharing plans.

(5)	Does not include units credited to non-employee Director’s accounts under the Deferred Compensation Plan for Non-Management Directors. As of April 1, 2009, the following Directors had the indicated units credited to their account under the plan: Mr. Boggan — 28,439 units; Ms. Hofer — 11,606 units; Ms. Mangum — 27,633 units; Mr. McGovern — 29,810 units; Mr. Moran — 5,124 units; Mr. Ouimet — 3,940 units; Mr. Weiss — 4,088 units; and Mr. Wheeler — 13,843 units. At the end of the deferral period, the units will be paid out in an equivalent number of shares of Collective Brands common stock.

(6)	Includes 28,400 shares held by Mr. Moran’s spouse.

(7)	Shares shown as beneficially owned include shares subject to options which are presently exercisable or which will become exercisable on or before June 1, 2009 as follows: Matthew E. Rubel — 528,000 shares; Douglas G. Boessen 14,100 shares; Darrel J. Pavelka — 76,000 shares, Michael J. Massey — 79,900 shares, and all Directors, nominees and executive officers as a group — 727,700 shares.

(8)	Shares shown as beneficially owned do not include shares which may be acquired upon exercise of stock settled stock appreciation rights (“SSARs”). Each right provides the holder the right to acquire up to two-thirds of a share of stock if the maximum appreciation of 200% is achieved. The following executives have SSARs that will be exercisable before June 1, 2009 Matthew E. Rubel — 222,946 SSARs, Douglas G. Boessen — 11,734 SSARs, Darrel J. Pavelka — 53,349 SSARs, Michael J. Massey — 30,049 SSARs, Douglas J. Treff — 34,500 SSARs and all Directors, nominees and executive officers as a group — 364,312 SSARs.

(9)	Does not include units credited to accounts under the Company’s Deferred Compensation Plan. As of April 1, 2009, Mr. Pavelka had 11,454 units credited to his account. At the end of the deferral period, the units will be paid out in an equivalent number of shares of Collective Brands Common Stock.

(10)	Mr. Pavelka’s ownership includes 14,531 shares held in a trust in his spouse’s name.

Audit and Finance Committee Report.

The following Report of the Audit and Finance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

In February 2009, the Audit and Finance Committee (the “Audit Committee”) of the Board of Directors reviewed its charter. The complete text of the charter is available on the Company’s Investor Relations website at www.collectivebrands.com.

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal control. The Company’s independent registered public accountants have the responsibility for the examination of the Company’s financial statements. On behalf of the Board of Directors, the Audit Committee monitors the Company’s financial reporting processes and systems of internal control, the independence and performance of the independent registered public accountants, and the performance of the internal auditors.

The Audit Committee met nine times during fiscal 2008. The Audit Committee regularly meets with the Company’s internal auditors, Chief Financial Officer, Chief Administrative Officer, General Counsel and the Company’s independent registered public accountant each without the presence of Management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both Management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2008, the Audit Committee reviewed significant accounting and disclosure issues with management and Deloitte & Touche LLP (“D&T”). These reviews included discussion with D&T of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm its independence.

In addition, the Audit Committee reviewed initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structures. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.

Taking all of these reviews and discussions into account, the Audit Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee believes its membership complies with the requirements of the New York Stock Exchange with respect to independence, financial literacy and financial management expertise, but its members are not professionally engaged in the practice of accounting and are not experts in the fields of accounting or auditing.

The Audit Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2009.

Audit and Finance Committee:

John F. McGovern — Chairman
Daniel Boggan Jr.
Howard R. Fricke (until May 2008)
Robert F. Moran
D. Scott Olivet
Matthew A. Ouimet

Principal Accounting Fees and Services.

The following table presents fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “DT”) for the audit of the Company’s annual financial statements for fiscal 2008 and fiscal 2007, and fees billed for audit-related services, tax services and all other services rendered by DT for fiscal 2008 and fiscal 2007.

	Fiscal 2008	Fiscal 2007
	(in thousands)

Audit fees	2,521	3,252
Audit-related fees(a)	283	1,030
Tax fees(b)	—	134
All other fees	—	—
Total audit-related fees & non-audit fees	2,804	4,416

(a)	Audit-Related Fees consist of attest and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. In 2008 this category includes fees related to audits for international subsidiaries and joint ventures for fiscal year 2008 ($179) and audits of employee benefit plans for the 2007 plan year ($104). In 2007, this category includes fees related to audits for international subsidiaries and joint ventures for fiscal year 2007 ($234), audits of employee benefit plans for the 2006 plan year ($72) and accounting consultation for the 2007 fiscal year ($724).

(b)	Tax Fees for 2007 consist of the aggregate fees billed for professional services for tax advice and tax planning (domestic and international).

Audit Committee Pre-Approval Policy.  The Audit Committee’s policy on the use of the Company’s independent registered public accountant requires pre-approval of all services. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. All audit related services, tax services and other services were pre-approved by the Audit and Finance Committee consistent with its policy. Prior to approving services, the Committee or its designee concluded that the provision of such services by DT was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

******************

PROPOSAL II: RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTANTS
FOR FISCAL YEAR 2009

Proposal II on the accompanying proxy card.

The Audit and Finance Committee appointed DT to serve as the Company’s independent registered public accountants for the fiscal year ending January 30, 2010, subject to ratification by the stockholders at the Annual Meeting. DT served as the Company’s independent registered public accountants for fiscal 2008.

A member of the firm of DT will be present at the meeting to make such statements as that firm may desire and to answer appropriate stockholder questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COLLECTIVE BRANDS, INC. COMMON STOCK VOTE IN FAVOR OF PROPOSAL II, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL III: APPROVE THE AMENDMENTS TO AND RESTATMENT OF THE 2006 COLLECTIVE BRANDS, INC. STOCK INCENTIVE PLAN

Proposal III on the accompanying proxy card.

The 2006 Collective Brands, Inc. Stock Incentive Plan (the “SIP”) was initially approved by the Company’s stockholders at the 2006 Annual Meeting. The Company is seeking stockholder approval of amendments to the SIP that (i) increase the number of shares of the Company’s Common Stock, par value $0.01 (“Stock”) covered (authorized) by the SIP, (ii) clarify that repricings are prohibited without stockholder approval, (iii) clarify that any awards withheld to pay taxes are counted against those authorized under the SIP, (iv) modified the percentage utilized for counting Appreciation Value Awards and (v) make other non-material administrative adjustments. The following summary of the amended and restated SIP is subject to the complete terms of the SIP, a copy of which is attached hereto as Appendix B. Capitalized terms used in the summary that are not defined have the meaning set forth in the SIP.

General.  The purpose of the SIP is to promote the interests of the Company and its stockholders by (i) attracting and retaining highly qualified individuals; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company and its stockholders. The SIP provides for grants of equity based Awards to Participants.

Eligible Participants.  Employees of the Company and its subsidiaries who are designated by the Compensation, Nominating & Governance Committee of the Board (the “CN&G Committee”), from time to time, are eligible to participate in the SIP.

Shares Subject to SIP; Maximum Award.  The maximum number of shares of Stock that may be awarded under the SIP is 4,987,000 million (an increase of 687,000 shares over the current maximum of 4.3 million shares), subject to adjustment under the terms of the SIP (the “Maximum Limit”). The maximum number of shares that may be issued under the SIP pursuant to Incentive Stock Options is 2.0 million. The total number of shares of Stock that may be covered by awards made to an individual Participant during a calendar year is (i) 500,000 shares as Appreciation Value Vehicle Awards; (ii) 500,000 shares as Full Value Vehicle Awards; and/or (iii) 500,000 shares as Other Award Vehicles. However, the total aggregate number of shares of Stock that may be covered by Appreciation Value Vehicle Awards, Full Value Vehicle Awards and Other Award Vehicles that may be granted to an individual Participant during a calendar year is 500,000 shares of Stock. For purposes of calculating the maximum aggregate number of Awards that may be granted during a calendar year, shares of Stock are counted based upon the appropriate reserve under the Plan for the respective Award (discussed below).

The closing market price of the Company’s Stock on April 1, 2009, was $9.79 per share.

To prevent the number of shares issued under the SIP from exceeding the Maximum Limit (currently 4.3 million shares), a specified number of shares are “reserved” against (reduce) the Maximum Limit for each Award granted to Participants. The number of shares reserved against the Maximum Limit depends on the type of Award and the number of shares granted under that Award. Specifically, the number of shares reserved against the Maximum Limit for each type of Award is as follows:

Full Value Award Vehicles.  The greater of (i) one share for each Full Value Award Vehicle or (ii) the maximum number of shares that may be issued pursuant to each Award.

Appreciation Value Award Vehicle (other than Stock Settled Stock Appreciation Rights) will be reserved under the SIP at .719 per share represented by an Appreciation Award Vehicle other than a stock settled appreciation right.

Stock Settled Stock Appreciation Rights (“SSAR”).  The lesser of (i) one share for each SSAR granted under the Award or (ii) the maximum number of shares that may be issued upon exercise of the SSAR.

Other Awards.  The maximum number of shares that are authorized to be issued pursuant to such Other Award Vehicle.

Upon exercise of each Award, there is a true-up to determine the number of shares actually issued under the SIP, which will reduce the Maximum Limit. Specifically, all shares of Stock reserved for an Award are released (credited back to the Maximum Limit), and the Maximum Limit is then reduced by the following:

Full Value Awards, SSARs and Other Awards.  The number of shares actually issued pursuant to the Award.

Appreciation Value Awards (other than SSARs).  The number of shares calculated by multiplying .719 by the number of equity interests covered by the Award.

The following example will illustrate how the grant of a SSAR with a 200% appreciation cap and an option each with a seven year term and with respect of 100 shares of Stock (assuming the Stock price increased 100% upon exercise) would be treated under the SIP. Upon grant of the option, 71.9 (100*.719) shares of Stock would be reserved. Upon grant of the SSAR, 66.67 (100*.6667) shares of Stock would be reserved. Upon exercise of the option, no shares would be credited back and available for grant. Upon exercise of the SSAR, 16.67 (66.67-50) shares of Stock would be credit back to increase the Maximum Limit because only 0.5 shares is required to deliver the value under the award at settlement of each SSAR (for example, $10 grant price, $20 at exercise equals $10 of value or .50 of a share at $20.00).

Awards payable entirely in cash do not reduce the Maximum Limit. Shares of Stock covered by an unexercised, terminated or forfeited portion of an Award that did not result in the delivery of Stock are released and added back to the Maximum Limit. Stock based Awards that were granted under the Company’s 1996 Stock Incentive Plan that are cancelled, terminated or expire, in whole or in part, after April 30, 2006 without being exercised or redeemed in full, or which are reacquired by the Company prior to issuance without restriction to the holder of such Award, will increase the Maximum Limit and will be available for issuance under the SIP in accordance with the following formula: Full Value Award Vehicles increase the Maximum Limit on a ratio of 1:1, and Appreciation Value Vehicle Awards (including SSARs) increase the Maximum Limit by 0.719 for each share of Stock covered by an Appreciation Value Award Vehicle.

The term of an Award will not exceed seven years. No Awards may be granted after May 25, 2016, the tenth anniversary of the date the SIP was first approved by the Company’s stockholders.

Types of Awards.  The following Awards may be granted under the SIP: (i) Non-Qualified Stock Options, (ii) Incentive Stock Options, (iii) Appreciation Value Awards, (iv) Stock Awards, including but not limited to restricted and unrestricted Stock Awards, (v) Stock equivalent units, (vi) performance units, and (vii) performance compensation Awards.

General Terms of Appreciation Value Awards.  An Appreciation Value Award is an Award that is structured to correlate the realization of gains based upon the absolute Stock price appreciation. These Awards include Options, cash-settled stock appreciation rights and SSARs. All Appreciation Value Awards have the following terms:

Strike or Exercise.  The strike or exercise price for each Award is determined by the CN&G Committee and specified in the Participant’s Award Agreement. The strike or exercise price may not be less than (it may be greater) the Fair Market Value of a share of Stock on the date of grant. Fair Market Value is defined as the closing price of a share of Stock on the date of grant.

Exercisability.  Each Award will be exercisable at such time and upon such terms and conditions as may be determined by the CN&G Committee. In no event, however, will an Award be exercisable more than seven years after the date of grant.

Stock Options.  Options granted under the SIP may be Non-qualified Stock Options or Incentive Stock Options within the meaning of Section 422 of the Code. Options may be granted independently or in tandem with SARs or other Stock based Awards determined by the CN&G Committee and specified in the Participant’s Award Agreement. Stock Options will be subject to any other terms and conditions determined by the CN&G Committee and specified in the Participant’s Award Agreement. Payment in full for all shares of Stock purchased upon exercise of an Option must be made at the time of exercise in cash, personal check (subject to collection), bank draft, in shares of Stock held for at least six months or such other method as the CN&G Committee may determine from time to time. The CN&G Committee may permit a Participant to elect to have a portion of the shares of Stock deliverable upon exercise of the Option withheld to provide for payment of applicable federal, state or local withholding taxes. Shares used to pay taxes will count against the Maximum Limit as if they were paid to the Participant. Otherwise, withholding taxes will be payable in cash by the Participant at the time of exercise.

Stock Appreciation Rights.  A Stock Appreciation Right (“SAR”) entitles a Participant to receive an amount that is determined based on any increase in the value of Stock after the date of grant. The value of the Award is equal to the difference between the exercise price (typically the Fair Market Value of a share of Stock on the grant date) and the Fair Market Value of a share of Stock on the date the SAR is exercised. The amount may be paid in cash, Stock or a combination of cash and Stock. SARs may be granted independently or in tandem with Stock Options or other Stock based Awards. A SAR is subject to any other terms and conditions determined by the CN&G Committee and specified in the Participant’s Award Agreement.

Other Equity-Based Awards.  The CN&G Committee may grant Awards for shares of unrestricted Stock, restricted Stock, and Awards that are valued in whole or in part by reference to the Fair Market Value of such shares. The terms and conditions of these other equity-based Awards may be established by the CN&G Committee, and such Awards may be granted in a manner intended to result in a deduction by the Company under section 162(m) of the Code (“Performance-Based Awards”).

Any Performance-Based Awards will be subject to the following additional terms and conditions:

Performance Goals.  A Participant’s Performance-Based Award will be determined based on the attainment of written Performance Goals approved by the CN&G Committee for a Performance Period established by the CN&G Committee: (i) while the outcome for that Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the Performance Goal relates or, if less, the number of days that is equal to 25% of the relevant Performance Period.

The Performance Goals, which must be objective, will be based on one or more of the following criteria selected by the CN&G Committee to measure individual Participant, Company or one or more operating units, groups or any subsidiary performance for a Performance Period, whether in absolute or relative terms: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on assets or net assets; return on total assets; return on capital; return on investment; return on invested capital; return on sales; revenues; sales; store for store sales; net or gross sales; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin; operating margin or profit margin; market share; economic value added; expense reduction levels; cost of capital; change in assets; Stock price; total stockholder return; capital expenditures; debt; debt reduction; working capital, completion of acquisitions; business expansion; product diversification; productivity; new or expanded market penetration and other financial and non-financial operating and management performance objectives.

For any Performance Period, the Performance Measures may be determined on an absolute basis or may be relative to (i) internal goals, (ii) levels attained in a year or years prior to the Performance Period, (iii) other companies or indices, or (iv) as ratios expressing relationships between two or more Performance Measures. For any Performance Period, the CN&G Committee will provide how any Performance Measure will be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the CN&G Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or Stock dividends, or Stock splits or combinations. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from Performance Period to Performance

Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Other Performance Measures may be used by the CN&G Committee in its sole discretion, except that the performance measures set forth above shall be used if the compensation under the Award (other than an Option) is intended to qualify as performance based under Section 162(m) of the Code.

Payment of Award.  The CN&G Committee determines whether the applicable Performance Goals have been satisfied. If the Performance Goals are satisfied, the CN&G Committee determines and/or certifies the amount of the Award. At the CN&G Committee’s discretion, the amount of the Performance-Compensation Award actually paid may be less than the amount determined by the applicable Performance Goal formula but not more. The amount payable in respect of an Award is payable at the time(s) determined by the CN&G Committee, in its sole discretion, after the end of such Performance Period.

Transferability.  Awards under the SIP are generally not transferable. Upon a Participant’s death, however, the Award may be transferred to the Participant’s designated beneficiary, or pursuant to the Participant’s will or according to the laws of descent or distribution.

Administration.  The CN&G Committee, in its sole discretion, selects Participants and the number of Options or other types of Awards granted to each Participant. The CN&G Committee has the authority to determine the terms and conditions of Awards, to administer and interpret the SIP, and to prescribe, amend and rescind rules relating to the SIP. Members of the CN&G Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of section 162(m) of the Code.

Changes in Capital and Other Events.  In the event of any change in the outstanding shares of Stock by reason of a Stock or extraordinary dividend greater than 10% of the Stock price, Stock split or reverse Stock split, recapitalization, merger or consolidation, reorganization, combination, exchange or reclassification of shares, spin-off or other similar corporate changes, the CN&G Committee will adjust the number of shares covered by the Plan and any outstanding Award, the price or exercise price of each share covered by an Award and/or the terms of outstanding Awards to avoid dilution or enlargement of the Award. In the event of a “Change of Control” (as defined in the SIP), the CN&G Committee may, in its sole discretion, (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made and/or extend the time during which an Award may be exercised following a Participant’s termination of employment, (ii) offer to purchase any outstanding Award from the holder for its equivalent cash value, as determined by the CN&G Committee, as of the date of the Change of Control, or (iii) make adjustments or modifications to outstanding Awards as the CN&G Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

Amendments.  The SIP may be amended by the Board of Directors or the CN&G Committee, except that, without the approval of the Company’s stockholders, the Board may not, except upon a change in capital or other event described under “Changes in Capital and Other Events” above: (i) increase the total number of shares reserved or change the maximum number of shares that may be covered by any Award granted to any Participant, or (ii) decrease the exercise price of any Award, or (iii) make any other amendments to the SIP or Award agreement that would require stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Corporation’s Stock, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code. With respect to Participants who reside outside of the U.S. and who are not expected to be “Covered Employees” (as defined in section 162(m) of the Code), the CN&G Committee may, in its sole discretion, amend the terms of the SIP or Awards granted thereunder in order to conform such terms to the requirements of local law.

Effectiveness.  The SIP first became effective on May 25, 2006, after being approved by the Company’s stockholders and was amended and restated in May 2007 upon approval of the Company’s stockholders. The further amended and restated SIP will become effective upon approval by the Company’s stockholders. If not approved as amended and restated, the SIP will remain in effect as last amended.

Federal Income Tax Consequences.  The following is a brief discussion of certain federal income tax consequences applicable to options and SARs. It is not intended to be a complete description of all possible tax consequences with respect to Awards granted under the SIP.

Non-Qualified Stock Option.  A Participant who is granted a non-qualified Option will not recognize income at the time the Option is granted. Upon exercise of the Option, however, the difference between the fair market value of the shares acquired on the date of exercise and the Option price will be treated as ordinary income to the Participant, and the Company will generally be entitled to a deduction for income tax purposes in an amount measured by the amount of ordinary income recognized by the Participant. The Participant will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date, and the Participant’s holding period of the shares received will commence on the day following the date of exercise. Upon a subsequent sale of such shares, the Participant will recognize a short-term or long-term capital gain or loss, depending upon his or her holding period for such shares.

Incentive Stock Options.  A Participant who is granted an Incentive Stock Option satisfying the requirements of Section 422 of the Code will not recognize income at the time the Option is granted or exercised. The excess of the fair market value of the Stock on the date of exercise over the Option price is, however, included in determining the Participant’s alternative minimum tax for the year of exercise. If the Participant does not dispose of shares received upon exercise of the Option for one year after exercise or two years after grant of the Option (the “Holding Period”) (whichever is longer), upon the disposition of such shares the Participant will recognize a long-term capital gain or loss based on the difference between the Option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the Option. If the Participant disposes of the shares received upon exercise of the Incentive Stock Option without satisfying the Holding Period requirement, the Participant must generally recognize ordinary income equal to the lesser of: (i) the fair market value of the shares at the date of exercise of the Option over the exercise price; or (ii) the amount realized upon the disposition of such shares over the Option exercise price. Any further appreciation, if any, is taxed as a short-term or long-term capital gain, depending on the Participant’s holding period. In such event, the Company would be entitled to a deduction for income tax purposes in an amount measured by the amount of ordinary income taxable to the Participant.

Stock Appreciation Rights.  No income will be recognized by a Participant upon grant of a SAR, but upon exercise of a SAR, the Participant will recognize ordinary income in the amount of the aggregate cash or the market value of any Share received. The Company will be entitled to a deduction for income tax purposes in the amount of such taxable income recognized by the Participant. If shares are received, the Participant’s basis will be equal to the fair market value on date of exercise, and the holding period will commence on the day following the exercise date.

Section 162(m) of the Code.  As a stockholder approved plan, income recognized by Participants in connection with certain stock-based awards that are conditioned on satisfying pre-determined performance goals are tax deductible to the Company as “qualified performance-based compensation,” as defined in the regulations interpreting Section 162(m) of the Code. Section 162(m) of the Code generally limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees,” unless the compensation is qualified performance-based compensation. Stock options and SARs granted under the SIP generally will satisfy this requirement, but other stock-based awards will not unless conditioned on the achievement of performance targets established using performance measures under a stockholder-approved plan. Notwithstanding the adoption of the SIP and its submission to stockholders, the Company reserves the right to pay its employees, including Participants in the SIP, amounts which may or may not be deductible under 162(m) or other provisions of the Code.

Plan Benefits.  The following table sets forth (i) the 2009 annual equity grants and (ii) discretionary equity grants that were awarded in 2009 as recognition for individual performance to each of the following individuals under the SIP. However, as described above, Stock options and other Awards under the SIP are granted at the discretion of the CN&G Committee of the Board and the actual number of Awards that may be granted in 2009 cannot be determined.

	Restricted
Name and Position	Stock	SSARs(1)

Matthew E. Rubel CEO and President	87,500	450,000
Douglas G. Boessen DSVP Financial Services & CFO	1,781	13,500
Douglas J. Treff EVP Chief Administrative Officer	7,500	45,625
Darrel J. Pavelka EVP Global Supply Chain	7,500	48,125
Michael J. Massey SVP General Counsel and Corporate Secretary	3,350	26,000
Executive Group	107,631	583,250
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	230,400	1,404,108

(1)	SSARs are capped at a maximum appreciation of 200% of the stock price on the grant date.

The following table summarizes information with respect to the Company’s equity compensation plans at January 31, 2009:

	(a)(1)	(b)	(c)
			Number of Securities Remaining
	Number of Securities to be	Weighted-Average Exercise	Available for Future Issuance
	Issued Upon Exercise of	Price of Outstanding	Under Equity Compensation Plans
	Outstanding Options,	Options, Warrants and	(Excluding Securities Reflected in
Plan Category	Warrants and Rights	Rights	Column (a)(1)
	(in thousands, except per share amount)

Equity compensation plan approved by security holders:
2006 Stock Incentive Plan	5,084	18.08	2,286
Restricted Stock Plan for Non-Management Directors			278
Equity compensation plans not approved by security holders	648	$20.65	0

(1)	These amounts do not include up to 5,415 thousand shares that may be purchased under the Collective Brands, Inc. Employee Stock Purchase Plan.

The affirmative vote of holders of a majority of shares represented and entitled to vote at the meeting will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are counted towards a quorum, but are not counted in determining whether this proposal is approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COLLECTIVE BRANDS, INC. COMMON STOCK VOTE IN FAVOR OF PROPOSAL III, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

** ** ** ** **

RELATED PARTY TRANSACTIONS

General.  The Company has operated under a under a written Code of Ethics for many years. As part of that Code of Ethics, Directors and employees are expected to make business decisions and take actions based upon the best interests of the Company and not based upon personal relationships or benefits.

In March 2007, the Board of Directors formally adopted a written policy with respect to transactions involving “related parties” to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) a related party has a direct or indirect material interest, and (3) the amount involved exceeds $120,000, but generally does not include a transaction that is not required to be disclosed under Item 404(a) of Regulation S-K. A “related party” includes Company Directors and executive officers and their immediate family members, and stockholders owning 5% or more of the Company’s outstanding stock.

Policy.  The CN&G Committee, with the assistance of the Company’s Law Department, is responsible for reviewing, approving or ratifying all related party transactions. The CN&G Committee intends to approve only those related party transactions that are in, or not inconsistent with, the Company’s and its stockholders’ best interests. In considering any related party transaction, the Committee will consider all relevant facts and circumstances.

Procedures:

•	The related party and/or the Company employee responsible for the transaction must notify the Company’s Law Department of the transaction and all of the related facts and circumstances.

•	If the Law Department determines that the transaction is a related party transaction, it will submit the proposed transaction to the CN&G Committee or the Chairman of the CN&G Committee for review.

•	Any Director involved in the transaction will be recused from all discussions and decisions regarding the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The CN&G Committee or the Chairman of the CN&G Committee will review the proposed related party transaction and determine whether to approve, terminate or ratify the transaction.

The CN&G Committee (or the Chairman) will consider all of the relevant available facts and circumstances, including but not limited to: (a) the benefits to the Company; (b) the impact on a Director’s independence — if the related party is a Director, a Director’s immediate family member or an entity in which a Director is a partner, shareholder or executive officer; (c) the availability of other sources for comparable products or services; (d) the terms of the transaction; and (e) the terms available to unrelated third parties or to employees generally. No member of the CN&G Committee may participate in any review, consideration or approval of a related party transaction if such member or his or her immediate family member is the related party.

The Company began a relationship with Celadon Group, Inc. (“Celadon”) in 2002. Mr. Rubel’s father-in-law, Stephen Russell, is Chairman of the Board and Chief Executive Officer of Celadon. Pursuant to a competitive bid process, Celadon won the right to be the primary carrier on two of the Company’s transportation lanes. These lanes account for less than three percent of the Company’s linehaul budget. The Company periodically competitively bids its linehaul routes and as a result, Celadon could gain or lose routes based upon its bids.

In June 2006, the Company entered into a Marketing and License Agreement with Ballet Theatre Foundation, Inc., a nonprofit organization, to use the American Ballet Theatre and ABT marks in connection with development, manufacture, marketing, promotion, distribution, and sale of certain dance footwear. Mr. Rubel became a Trustee of Ballet Theatre Foundation, Inc. in January 2007.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance:

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and greater than ten percent beneficial owners (“Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Collective Brands Common Stock. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure by the Reporting Persons to file by these dates. To the Company’s knowledge, all Section 16(a) filing requirements applicable to Reporting Persons were timely met during the fiscal year ended January 31, 2009, except Messrs. Massey and Pavelka and Ms. Via each failed to file timely one report. All reports have since been filed.

Other Business:

Under the laws of the State of Delaware, where Collective Brands is incorporated, no business other than procedural matters may be raised at the Annual Meeting unless proper notice to the stockholders has been given. We do not expect any business to come up for stockholder vote at the Annual Meeting other than the items described in this proxy statement. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Persons with Disabilities:

We can provide reasonable assistance to help you participate in the Annual Meeting if you tell us about your disability and your plans to attend. Please call or write the Secretary at least two weeks before the Annual Meeting at the number or address under “Questions.”

Code of Ethics

Collective Brands maintains a Code of Ethics that is applicable to all of its employees, officers and Directors, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer. The Code of Ethics contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of Collective Brands’ Code of Ethics is posted on Collective Brands’ website at www.collectivebrands.com Collective Brands will post any disclosable waivers or amendments to the Code of Ethics on its investor relations website at www.collectivebrands.com. Copies of the Code of Ethics may be obtained by contacting the Company’s Investor Relation’s Department at (800) 626-3204, or writing to them at Collective Brands, Inc., Attn: Investor Relations, 3231 Southeast Sixth Avenue, Topeka, Kansas 66607.

Outstanding Shares:

On April 1, 2009, the record date, 64,063,805 shares of common stock were outstanding. Each share of common stock has one vote.

How We Solicit Proxies:

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person. The Company pays the costs of soliciting this proxy. We are paying D.F. King & Co., Inc. a fee of $12,000 plus expenses to help with the solicitation. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

2010 ANNUAL MEETING

The 2010 Annual Meeting will be held Thursday, May 20, 2010, at a time and location to be announced later. The Board may change this date in its discretion.

ABOUT SHAREHOLDER PROPOSALS AND NOMINATIONS FOR OUR 2010 ANNUAL MEETING

If you intend for your proposal to be included in next year’s proxy statement pursuant to the Securities and Exchange Commission Rule 14a-8, you must send it to the Corporate Secretary by the close of business on December 20, 2009. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement if it does not satisfy the standards set forth in the rules of the SEC.

Under our By-Laws, if a stockholder desires to bring a matter before the annual meeting of stockholders or if a stockholder wants to nominate a person for election to our Board, the stockholder must follow the procedures outlined in our By-Laws. A copy of our By-Laws is available without charge to stockholders of record upon written request to our Corporate Secretary. Our By-Law procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

Our By-Laws require timely notice in writing of any business a stockholder proposes to bring before the annual meeting of shareholders and/or the nomination any stockholder proposes to make at the annual meeting of stockholders. Notice of business proposed to be brought before the 2010 Annual Meeting of Stockholders and/or director nominations proposed to be made at the 2010 Annual Meeting of Stockholders must be received by our Corporate Secretary no earlier than February 19, 2010 and no later than March 6, 2010, assuming there is no change to the date of our Annual Meeting of Stockholders.

Capitalized terms not otherwise defined will have the meaning ascribed to them in our By-Laws. If a stockholder would like to bring any business before the annual meeting of stockholders the matter must be a proper matter for stockholder action and must provide and supplement within 10 days after the record date with respect to the stockholder and the beneficial holder, if any:

•	your name and record address and the address of any beneficial holder;

•	the class and number of shares of capital stock of the Corporation which are owned directly or indirectly;

•	any Derivative Instrument or any other opportunity to profit or share in any profit derived from any change in the value of shares of the Corporation;

•	any arrangement pursuant to which you have the right to vote any share of the Corporation;

•	any short interest in security of the Corporation;

•	any rights to dividends that are separated or are separable from the underlying shares of the Corporation;

•	any proportionate interest in shares of the Corporation or Derivative Instruments held directly or indirectly;

•	any performance fees (other than an asset fee) based on a change in the value of the shares of the Corporation or Derivative Instruments; and

•	any other information required to be disclosed in a proxy statement applicable to the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

If the stockholder brings before the meeting any action other than the nomination of a director or directors the stockholder notice must also include:

•	a brief description of the proposal and the reasons why you favor the proposal and any material interest in such proposal; and

•	a description of all agreements and understanding between the stockholder and the beneficial owner, if any, and any other person (including their names) in connection with such proposal.

If a stockholder would like to nominate a candidate for director at the 2010 annual meeting, your notice must include certain information, specified in the Company’s By-Laws, about you and your nominee(s).

As to each person whom the stockholder proposes to nominate for election or re-election as a director you must provide:

•	all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	a description of all direct and indirect compensation, monetary and other material relationships between or among the stockholder and the beneficial holder on one hand and the each proposed nominee on the other hand including without limitation all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K if the stockholder and any beneficial owner on whose behalf the nomination is made were the registrant for purposes of such rule and nominee were a director or executive officer of the Corporation;

•	completion of a signed questionnaire representation and agreement; and

•	such other information as may be reasonably required by the Corporation to determine the eligibility of such nominee to serve as an independent director of the Corporation or could be material to a reasonable stockholder’s understanding of the independence or lack thereof, of such nominee.

Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected.

If you would like to make suggestions for Board nominees to the Compensation, Nominating and Governance Committee of the Board of Directors, those suggestions should be submitted to the attention of the Corporate Secretary.

Questions:

If you have questions or need more information about the Annual Meeting of Stockholders, write to:

Secretary
Collective Brands, Inc.
3231 Southeast Sixth Avenue
Topeka, KS 66607

or call us at (785) 233-5171.

For information about your record holdings you may call Collective Brands Stockholder Services at 1-800-884-4225. We also invite you to visit the Company’s Investor Relations website at http://www.collectivebrands.com. Internet site materials are for your general information and are not part of this proxy solicitation.

Collective Brands Annual Report on Form 10-K:

To obtain without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 (2008 Form 10-K), address your request to Collective Brands, Inc. ATTN: Investor Relations, 3231 SE 6th Avenue. Topeka, Kansas 66607, or call (785) 559-5321. The 2008 Form 10-K may also be accessed on the Internet at http://collectivebrands.com by selecting Investor Relations, and at the SEC’s website at http://www.sec.gov.

By Order of the Board of Directors,
Michael J. Massey
Secretary

April 15, 2009

APPENDIX A

HAYGROUP 2008 RETAIL INDUSTRY SURVEY GROUP

Abercrombie & Fitch*
Aeropostale
American Eagle Outfitters*
AnnTaylor Stores*
Belk
Bon-Ton Stores
Carter’s
Cato Corporation
Chico’s FAS*
Children’s Place*
Coach
DSW
Express
Foot Locker*
Gap*
Gymboree
Hot Topic
J. C. Penney
J. Crew Group
Kohl’s Corporation*
L.L. Bean
Li & Fung USA
Limited Brands*
Limited Stores
Liz Claiborne*
Lord & Taylor
LVMH
Macy’s
Maidenform Brands
Mervyn’s, LLC
New York & Company
Nordstrom
Phillips-Van Heusen
Polo Ralph Lauren*
Retail Ventures*
Saks Incorporated
Sears Holdings
Stage Stores
TJX Companies
Tommy Hilfiger
Tween Brands
Williams-Sonoma*

*	Companies also represented in the Company’s Compensation Comparison Group

A-1

APPENDIX B

2006 COLLECTIVE BRANDS, INC. STOCK INCENTIVE PLAN

AMENDED AND RESTATED MAY 21, 2009

Section 1: Purpose

The purpose of the 2006 Collective Brands, Inc. Stock Incentive Plan as amended and restated (the “Plan”) is to promote the interests of Collective Brands, Inc. (the “Company”), its Subsidiaries and stockholders by (i) attracting and retaining individuals eligible to participate in the Plan; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company’s stockholders.

Section 2: Definitions

The following terms, as used in the Plan, shall have the meanings specified below. Other capitalized terms shall have the meanings specified in the Plan.

a. “Appreciation Value Award Vehicle”  means an Award type structured to correlate the realization of gains based on absolute Stock price appreciation. May include but not be limited to Options, cash-settled stock appreciation rights and stock-settled stock appreciation rights.

b. “Award”  means an award granted pursuant to Section 4.

c. “Award Agreement”  means a document described in Section 7 setting forth the terms and conditions applicable to the Award granted to the Participant.

d. “Board of Directors”  means the Board of Directors of the Company, as it may be comprised from time to time.

e. “Change of Control”  means Change of Control as defined in Section 11.

f. “Code”  means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

g. “Committee”  means the Compensation, Nominating & Governance Committee of the Board of Directors or such other committee as may be designated by the Board of Directors from time to time. To the extent that compensation realized in respect of Awards is intended to be “performance based” under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are “outside directors” within the meaning of section 162(m) of the Code, or that any member of one Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes only such committee or subcommittee, to the extent of the Committee’s delegation.

h. “Company”  means Collective Brands, Inc., a Delaware corporation, and any successor thereto.

i. “Confidential Information”  means any and all non-public information pertaining to the Company’s business. Confidential Information includes information disclosed by the Company and its subsidiaries or affiliates to Participants, and information developed or learned by Participants during the course of or as a result of employment with the Company, or one of its subsidiaries. The Confidential Information includes, without limitation, information and documents concerning the Company’s processes; suppliers (including terms, conditions and other business arrangements with suppliers); supplier and customer lists; advertising and marketing plans and strategies; profit margins; seasonal plans, goals, objectives and projections; compilations, analyses and projections regarding the Company and/or its subsidiaries divisions, stores, product segments, product lines, suppliers, sales and expenses; files; trade secrets and patent applications (prior to their being public); salary, staffing and employment information (including information about performance of other employees); and “know-how,” techniques or any technical information not of a published nature relating, for example, to how the Company and its subsidiaries or affiliates conducts its business.

j. “Covered Employee”  means a covered employee within the meaning of Code section 162(m)(3).

k. “Disability”  means a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.

l. “Dividend Equivalent”  means an amount equal to the amount of cash dividends, if any, payable with respect to a share of Stock after the date an Award is granted.

m. “Employee”  means any person employed by Collective Brands, Inc. or any of its Subsidiaries and classified as a common law employee. Employee does not include independent contractors or leased employees from third parties.

n. “Exchange Act”  means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

o. “Fair Market Value”  of a Stock (as defined below) means:

(i) For Awards granted on or after May 25, 2007, the closing price of the Stock on the New York Stock Exchange Composite Transaction Tape on the date in question, (or if the Stock is not then traded on the New York Stock Exchange, the closing price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on such date) or, if no sale of the Stock occurred on such exchange on that day, the closing price of the Stock on the last preceding day when the Stock was sold on such exchange. In the event that no sale of the Stock occurred on such exchange or over the counter market on that day because the exchange was closed, then Fair Market Value shall be the closing price of the Stock on the next day the exchange is open for trading; or

(ii) For Awards granted prior to May 25, 2007, the average of the high and low prices of the Stock on the New York Stock Exchange Composite Transaction Tape on the date in question, (or if the Stock is not then traded on the New York Stock Exchange, the average of the high and low prices of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on such date) or, if no sale of the Stock occurred on such exchange on that day, the average of the high and low prices of the Stock on the last preceding day when the Stock was sold on such exchange. In the event that no sale of the Stock occurred on such exchange or over the counter market on that day because the exchange was closed, then Fair Market Value shall be the average of the high and low prices of the Stock on the next day the exchange is open for trading; or

(iii) If the Stock is no longer traded on the New York Stock Exchange and if there is no public market for the Stock, “Fair Market Value” shall be determined in good faith by the Committee using other reasonable means.

p. “Full Value Award Vehicle”  means an Award type structured to provide equivalent value of a share of Stock based on a ratio of 1:1. Full Value Award Vehicles may include but not be limited to restricted Stock, Stock Equivalent Units and other Stock Awards such as unrestricted Stock, restricted Stock unit grants and performance based shares.

q. “Incentive Stock Option”  means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code and which is so designated in the applicable Award Agreement. Under no circumstances shall an Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

r. “Insider”  means any person who is subject to Section 16 of the Exchange Act, and any successor statutory provision, as it may be amended from time to time.

s. “Non-Qualified Stock Option”  means an Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

t. “Option”  means an option granted pursuant to Section 4(a).

u. “Participant”  means any Employee who has been granted an Award.

v. “Performance Goal”  means with respect to the Performance Measure(s) selected by the Committee, the goal or goals established by the Committee, for an Award, for a Performance Period. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

w. “Performance Measure”  means one or more of the following, either alone or in combination, selected by the Committee to measure individual Participant, Company or one or more operating units, groups or any Subsidiary performance for a Performance Period, whether in absolute or relative terms: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on assets or net assets; return on total assets; return on capital; return on investment; return on investment capital; return on sales; revenues; sales; store for store sales; net or gross sales; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin; operating margin or profit margin; market share; economic value added; expense reduction levels; cost of capital; change in assets; stock price; total shareholder return; capital expenditures; debt; debt reduction; working capital, completion of acquisitions; business expansion; product diversification; productivity; new or expanded market penetration and other financial and non-financial operating and management performance objectives. For any Performance Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Performance Period or relative to other companies or indices or as ratios expressing relationships between two or more Performance Measures. For any Performance Period, the Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or stock dividends, or stock splits or combinations. Unless otherwise specified by the Committee, each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Other Performance Measures may be used by the Committee in its sole discretion, except that the Performance Measures set forth above in this paragraph v shall be used if the compensation under the Award (other than an Option) is intended to qualify as performance based under Section 162(m) of the Code.

x. “Performance Period”  means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

y. “Plan”  means the 2006 Collective Brands, Inc. Stock Incentive Plan, as amended from time to time.

z. “Retirement”  means a Participant’s termination of employment on or after age 55 and after completing at least five (5) years of service with the Company or a Subsidiary of the Company.

aa. “Stock”  means common stock of the Company, $.01 par value, or any other equity securities of the Company designated by the Committee, including any attached rights.

bb. “Stock Award”  means a grant of Stock or the right to receive Stock or its cash equivalent (or both).

cc. “Subsidiary”  means (i) any corporation or other entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total combined voting power of such corporation or other entity or (ii) any other corporation or other entity in which the Company has a significant equity interest, in either case as determined by the Committee.

dd. “Ten-percent Stockholder”  means any person who owns, directly or indirectly, on the relevant date, securities having ten percent (10%) or more of the combined voting power of all classes of the Company’s securities or of its parent or subsidiaries. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code section 424(d) shall apply.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee designated by it to receive an Award as the Committee shall select in its sole discretion. To the extent permitted under Delaware law, the Committee may delegate to any Employee or Director of the Company the authority to grant Awards to any Employee; provided, however, any grant to a Covered Employee must satisfy the requirement of Code section 162(m).

Section 4: Awards

The Committee may grant any one or more of the following types of Awards, either singly, in tandem or in combination with other types of Awards:

Appreciation Value Award Vehicles

a. Options.  An Option is a right or rights (either an Incentive Stock Option or a Non-Qualified Stock Option) to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific Performance Goals. Options may be settled in cash or stock.

(1) Incentive Stock Options shall be subject to the following provisions:

A. The aggregate Fair Market Value (determined on the date that such Option is granted) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

B. Each Award Agreement with respect to an Incentive Stock Option shall set forth the periods during which the Option shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion. No Incentive Stock Option may be exercisable more than:

(i) in the case of an Employee who is not a Ten-Percent Stockholder on the date that such Option is granted, seven (7) years from the date the Option is granted or such earlier period as otherwise specified in the Plan or an Award Agreement, and

(ii) in the case of an Employee who is a Ten-Percent Stockholder on the date such Option is granted, five (5) years from the date the Option is granted.

C. Each Award Agreement with respect to an Incentive Stock Option shall set forth the price at which a share of Stock may be acquired under the Option (the “Exercise Price”), which shall be at least 100% of the Fair Market Value of a share of Stock on the date the option is granted (except as permitted under Section 424(a) of the Code with respect to Acquisition Awards (as defined in Section 4(i)). In the case of an Employee who is a Ten-Percent Stockholder on the date that such Option is granted, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock subject to such Option on such date.

D. No Incentive Stock Option may be granted to an Employee who is not a Employee of the Company or a Subsidiary (as defined in Section 2(bb) on the date that such Option is granted.

E. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Incentive Stock Options is 2 million shares of Stock (the “ISO Limit”), subject to adjustments provided for in Section 10 of the Plan.

b. Appreciation Rights.  An Appreciation Right is a right to receive an amount that is based on the increase in the Stock’s Fair Market Value after the grant date, and that is payable entirely in cash, entirely in Stock or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific Performance Goals.

c. Other Awards.  Subject to limitations under applicable law, the Committee may from time to time grant other Awards under this Plan, using Appreciation Value Award Vehicles, that provide the Participant with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals if determined by the Committee), provided that the Award shall not be inconsistent with the other terms of this Plan.

Full Value Award Vehicles

d. Stock Award.  Stock Awards may include shares with or without restrictions. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership, and/or other terms and conditions as the Committee may determine, including but not limited to the achievement of specific Performance Goals. A certificate for the shares of Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Company until the restrictions relating thereto otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock or other form as appropriate.

e. Stock Equivalent Units.  A Stock Equivalent Unit is an Award based on the Fair Market Value of one share of Stock. All or part of any Stock Equivalent Units Award may be subject to conditions and restrictions established by the Committee, including but not limited to the achievement of specific Performance Goals. Stock Equivalent Units may be settled in Stock or cash or both as determined by the Committee.

f. Other Awards.  Subject to limitations under applicable law, the Committee may from time to time grant other Full Value Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals if determined by the Committee), provided that the Award shall not be inconsistent with the other terms of this Plan.

Other Award Vehicles

g. Performance Units.  A Performance Unit is an Award denominated in cash or shares of Stock, the amount of which may be based on the achievement of specific Performance Goals subject to terms and conditions established by the Committee. The maximum number of Performance Units that may be granted to a single Participant in any one calendar year may not exceed the limits established under Section 6a., Stock Available Under Plan, below. Performance Units may be settled in Stock or cash or both.

h. Performance Compensation Awards.

(1) The Committee may, at the time of grant of an Award (other than an Option), designate such Award as a Performance Compensation Award in order that such Award constitute qualified performance-based compensation under Code section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the ninetieth (90th) day of the applicable Performance Period), establish, in writing, the Performance Goal or Goals.

(2) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for such Award are achieved as certified by the Committee.

i. Acquisition Awards.  An Acquisition Award is an Award granted under this Plan in substitution for options, rights, and such other awards with respect to the capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries.

j. Other Awards.  Subject to limitations under applicable law and the Plan, the Committee may from time to time grant other Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. The Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals), provided that the Awards shall not be inconsistent with the other terms of this Plan.

Section 5: Other General Terms and Conditions for Awards

The term of an Award shall not exceed seven (7) years.

a. Unless otherwise provided under the Plan or by the Committee, no Award (or any rights or obligations thereunder) may be sold, exchanged, transferred, assigned, pledged, hypothecated hedged, or otherwise disposed of (other than upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable and subject to receipt during the Participant’s lifetime only by the Participant.

b. The Award price for each Award that allows for the purchase of a share of Stock under an Award shall be specified in an Award Agreement containing the terms and conditions as determined by the Committee and subject to the provisions of Section 10, shall not be less than Fair Market Value on the date the Award is granted; provided, however, that in no event shall the Award price per share be less than the par value thereof. The Exercise Price, as applicable, of an Award shall not be less than 100% of the Fair Market Value of the Stock on the date such Award is granted and the exercise opportunity may be capped if the Committee determines appropriate and so specifies in the Award Agreement pertaining thereto.

c. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Appreciation Value Awards may not be amended to reduce the exercise price of outstanding Appreciation Value Awards or cancel, exchange for cash (except upon exercise), other Awards, or other Appreciation Value Awards with an exercise price that is less than the exercise price of the Appreciation Value Awards without stockholder approval.

d. The Exercise Price, as applicable, of an Award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The Exercise Price may also be paid by the tender, by either actual delivery or attestation, of Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise; through a combination of Stock and cash. Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the Exercise Price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Stock acquired upon exercise of such Award and to remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price of such Award and any required tax withholding resulting therefrom. If a Participant utilizes any proceeds from the exercise of an Award to pay the Exercise Price, taxes or any other amounts owed, such proceeds shall count against the Plan Actual amounts as if they were received by the Participant.

e. No Award may be granted under this Plan on or after the tenth anniversary of the date this Plan is approved by stockholders.

f. The exercise or delivery of Stock or payment of cash pursuant to an Award shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the listing, registration or qualification of any shares of Stock otherwise deliverable upon any securities exchange or under any state or Federal Law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise or delivery shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

g. Each Participant shall agree that, subject to the provisions of Section 5(i) below,

(1) no later than the date as of which the restrictions mentioned in the instrument evidencing the Award shall lapse, such Participant will pay to the Company in cash, or, if the Committee approves, in Stock or make other arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such Award, and

(2) the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to the Award.

h. If any Participant properly elects, as permitted by Code Section 83b (or any successor Code provisions) within thirty (30) days of the date of the grant, to include in gross income for Federal income tax purposes, an amount equal to the Fair Market Value of the shares of Stock granted pursuant to an Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company, any Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

i. Dividends or Dividend Equivalents may be granted with respect to all or part of an Award. If dividends are granted they may be paid, as determined by the Committee (i) in cash, (ii) in Dividend Equivalents or (iii) accumulated or reinvested in Stock and held subject to the same restrictions as the Stock under the Award.

j. Unless expressly provided otherwise in the Award Agreement (and as provided in Section 4d) no Participant shall have any rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof.

k. With respect to each type of Award, the Committee may establish such Performance Goals it deems appropriate, in its sole discretion. For each Award established with Performance Goals, as soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s achievement of the Performance Goals. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant. In so doing, the Committee may use negative discretion to decrease any Participant Award based upon such performance, but may not increase, the amount of the Award otherwise payable to a Covered Employee based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4 and 6. If Performance Goals are established for an Award to a Covered Employee, once established for a Performance Period, such Performance Goals shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code section 162(m).

l. Unless an Award Agreement specifies otherwise, the Committee may cancel at any time any Award or rescind any prior delivery of shares or value of shares, cash or property, if the Participant is not in compliance with all other applicable provisions of the Award Agreement or the Plan or if, within sixth months or such longer period as specified with respect to the Participant, in any noncompete entered into between the Participant and the Company, after exercise, as applicable, the Participant:

(i) engages in a Competing Business, as such term is defined in the Award Agreement; or

(ii) solicits for employment, hires or offers employment to, or discloses information to or otherwise aids or assists any other person or entity other than the Company in soliciting for employment, hiring or offering employment to, any employee of the Company; or

(iii) takes any action which is intended to harm the Company or its reputation, which the Company reasonably concludes could harm the Company or its reputation or which the Company reasonably concludes could lead to unwanted or unfavorable publicity to the Company; or

(iv) discloses to anyone outside of the Company, or uses in other than the Company’s business, any Confidential Information.

(v) The Company shall immediately notify the Participant in writing of any cancellation of any unexercised or unvested Award. Following such notice, the Participant shall have no further rights with respect to such Award. In the event of the rescission of the exercise of an Award within six months (or such longer period specified in any agreement between Participant and Company) after the activity referred to above in this Section 5(l), the Company shall notify the Participant in writing. Within ten (10) days after receiving such notice from the Company, the Participant shall either (i) pay to the Company the excess of the Fair Market Value of the Stock on the date of exercise of an Award over the exercise price for the Award or the Fair Market Value of the Stock and/or cash distributed to the Participant as a result of the exercise of an Award or (ii) return the Stock received upon the exercise of an Award (in which case the Company will return the exercise price to the Participant) or return the Stock and/or cash delivered upon the exercise of this Award.

m. The Participant shall agree and consent to a deduction from any amounts the Company owes to the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Company), to the extent of the amounts the Participant owes the Company under Section 5(l) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Participant, calculated as set forth in Section 5(l) above, then the Participant agrees to pay immediately the unpaid balance to the Company.

n. The Committee may establish such other terms and conditions for an Award as it deems appropriate.

o. The Committee may, at any time and in its sole discretion, determine that any outstanding Awards granted under the Plan will be canceled and terminated and that in connection with such cancellation and termination the holder of such Awards may receive for each share of Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) as follows:

(1) Appreciation Value Award Vehicles-whether or not exercisable, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock, and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Stock and the exercise price per share multiplied by the number of shares of Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore.

(2) Full Value Award Vehicles-a cash payment equal to the Fair Market Value of the shares of Stock under the Award, as designated by the Committee.

(3) Other Awards-a payment amount as determined in the sole discretion of the Committee.

Section 6: Stock Available Under Plan

a. Subject to the adjustment provisions of Section 10, the number of shares of Stock with respect to which Awards may be granted (or, in the cases of Awards that may be settled in cash or Stock) under the Plan shall not exceed 4.987 million shares of Stock (the “Maximum Limit). The following amounts shall be reserved against the Maximum Limit for each type of Award:

RESERVES

Full Value Award Vehicles

The greater of (i) one share of Stock for each Full Value Award or (ii) the maximum potential issuable pursuant to each Award.

Appreciation Value Award Vehicle (other than Stock Settled Stock Appreciation Rights)

For each Appreciation Value Award Vehicle (other than Stock Settled Stock Appreciation Rights), the plan shall reserve 0.719 shares.

Stock Settled Stock Appreciation Rights (“SSSAR”)

The lesser of (i) 1 share of Stock for each SSSAR granted under an Award or (ii) the maximum potential of shares issuable upon exercise of a SSSAR.

Other Awards

The maximum number of shares of Stock authorized to be issued pursuant to such Other Award Vehicle. No single Participant shall receive, in any one calendar year, Awards in the form of (i) Appreciation Value Award Vehicles with respect to more than 500,000 shares of Stock, (ii) Full Value Award Vehicles for more than 500,000 shares of Stock, and/or (iii) Other Awards Vehicles with respect to more than 500,000 shares of Stock; provided, however, the aggregate number of Appreciation Value Award Vehicles, Full Value Award Vehicles and Other Award Vehicles that may be granted to a single Participant in one calendar year may not exceed 500,000 shares of Stock. For purposes of calculating the maximum aggregate number of Awards that may be granted under this Plan during a calendar year, shares of Stock will be counted based upon the appropriate reserve under this Plan for the respective Award.

ACTUALS

Upon exercise of each Award, all shares of Stock reserved for such Award shall be released and the Maximum Limit shall be reduced by the number following:

Full Value Awards & Other Awards — by the shares of Stock actually issued pursuant to such Award, including any amounts used to pay taxes.

Appreciation Value Awards (other than a SSSAR) — by 0.719 Shares. Any Shares utilized to pay taxes or the exercise price of an Appreciation Value Award shall be counted against the Maximum Limit as if they were received by the Participant.

SSSAR  — by the amount of shares actually issued under the Award. Any Shares utilized to pay taxes or the exercise price of an Appreciation Value Award shall be counted against the Maximum Limit as if they were received by the Participant.

b. Awards payable entirely in cash shall not be counted against the Maximum Limit.

c. If at the time of payment of dividends or Dividend Equivalents there are shares of Stock available that have not been previously reserved, then upon payment they will be deducted from the Plan Maximum Limit. If such shares to pay dividends are not available because all shares of Stock are currently reserved under the Plan Maximum Limit, then such dividends will be paid in cash.

d. Shares of Stock covered by the unexercised or terminated or forfeited portion of any Award that did not result in the delivery of Stock shall be available for further Awards. Subject to Section 10, additional rules for determining the number of shares of Stock granted under an Award type under the Plan may be adopted by the Committee, as it deems necessary and appropriate and consistent with the overall limits set forth in the Plan.

e. The Stock that may be issued pursuant to an Award under the Plan may be authorized and issued Stock held in the Company’s treasury or authorized but unissued Stock, or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

f. If any stock based award granted under the Company’s 1996 Stock Incentive Plan shall for any reason subsequent to April 30, 2006 (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or (ii) be reacquired by the Company prior to issuance without restriction to the holder of such Award will be added to the Maximum Limit and will become available for issuance under this Plan based on the following formula: Full Value Award Vehicles made available under this provision shall increase the Maximum Limit on a ratio of 1:1. Appreciation Value Vehicle Awards, including SSSARs under this provision shall increase the Maximum Limit by 0.719 for each share of Stock covered by an Appreciation Value Vehicle Award.

g. Any shares of Stock delivered by the Company, any shares of Stock with respect to which Awards are made by the Company and any shares of Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares of Stock available for Awards under this Plan.

h. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

Section 7: Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, as determined by the Committee in its discretion and subject to the Plan, including but not limited to provisions describing the treatment of an Award in the event of the termination of a Participant’s status as an Employee for reasons of Retirement, death or otherwise, or in the event of Participant’s Disability or in the event the Participant engages in a “competing business” as such term shall be defined in the Award Agreement. The Committee may deliver the Award Agreement by interoffice mail, U.S. mail, email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder and other documents that the Company is required to deliver to its security holders unless otherwise prohibited by law. A Participant shall have no rights with respect to an Award unless such Participant accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

Section 8: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law and the Plan; provided that no such action shall impair the rights of any holder of an Award without the holder’s consent. For purposes of the Plan, any action of the Board of Directors or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any holder. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 10) amend the Plan or any Award Agreement, without the approval of the stockholders of the Company to (i) increase the number of shares of Stock available for Awards as set forth in Section 6 or (ii) decrease the Exercise Price of any Award or (iii) make any other amendments to the Plan or Award Agreement which would require stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Company’s Stock, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code.

Notwithstanding the above, the Board may, by resolution, amend the Plan in any way that it deems necessary or appropriate in order to make income with respect to the Plan deductible for Federal income tax purposes under Section 162(m) of the Code and any such amendment shall be effective as of such date as is necessary to make such income under the Plan so deductible.

Notwithstanding anything to the contrary in this Section, the Board of Directors or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any holder, without regard to whether such amendment adversely affects a holder’s rights under the Plan or such Award Agreement.

Section 9: Administration

a. The Plan and all Awards shall be administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board of Directors, any action that could be taken by the Committee may be taken by the non-employee members of the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The majority of non-employee Board of Director members shall constitute a quorum of the Board. The vote of a majority of a quorum shall constitute action by the Committee and/or the Board.

b. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan, any Award Agreement and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan including rules governing its own operation, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee, (vii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Stock issued as a result of or under an Award, including without limitation, restrictions under the Company’s Trading in Securities Policy as may be amended from time to time, (viii) to amend the Plan to reflect changes in applicable law, and (ix) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees and Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

c. The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

d. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

e. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.

f. It is the intent of the Company that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, (i) in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder and (ii) in the case of Performance Compensation Awards, the applicable requirements of Code section 162(m). If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 9(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.

g. Except to the extent prohibited by applicable law or otherwise, the Committee may from time to time allocate to one or more of its members and delegate to one or more Employees all or any portion of its authority and duties, provided that the Committee may not allocate or delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 9(f).

h. No member of the Board of Directors or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Section 10: Adjustment Provisions

a. Except as otherwise provided in this Section 10 below, in the event of a (i) stock dividend or multiple stock dividends that, in the aggregate, equal ten percent (10%) or more of the Stock’s Fair Market Value on the date such stock dividend is declared (or in the case of multiple stock dividends, the date on which the dividend causing the ten percent (10%) threshold to be met or exceeded is declared), (ii) stock split, (iii) reverse stock split, (iv) recapitalization, (v) reorganization, (vi) exchange or reclassification of shares, (vii) spin-off, (viii) extraordinary dividend, greater than ten percent (10%) of the Fair Market Value of shares of Stock on the date of dividend, payable in cash or property, or (ix) any similar corporate transaction that affects the value of all outstanding shares of Company Stock and is determined by the Committee to warrant an adjustment under this Section 10, the Committee shall make a corresponding adjustment to (1) the number of shares of Stock (or other securities) then remaining subject to this Plan, including those that are then covered by outstanding Awards, and the maximum number of shares of Stock that may be issued, or with respect to which Awards may be granted, to any single Participant or in the aggregate pursuant to this Plan, (2) the price or exercise price for each share or right then covered by an outstanding Award, and/or (3) the terms and conditions of each outstanding Award, in each case solely to prevent dilution or enlargement of the Participants’ rights under this Plan and the value of an Award granted to a Participant. No such adjustment shall be made by the Committee, however, for any of the following corporate transactions:

(1) The issuance of Stock as compensation to any Company employee, director, consultant or other service provider;

(2) The issuance of Stock pursuant to an “Incentive Stock Option” under Section 422 of the Code;

(3) The issuance or sale of Stock to a third-party at an arm’s length price that is negotiated and agreed to between the Company and such third-party;

(4) The issuance or sale of Stock to a Company employee or director at a discount pursuant to a plan maintained in accordance with, and to the extent permitted under, Section 423 of the Code; or

(5) A redemption of Stock by the Company at a price equal to the Fair Market Value of the Stock on the date of such redemption.

Notwithstanding the forgoing, no such adjustment shall be made or authorized to the extent such adjustment would cause the Plan or any Option or Award to violate Section 422 (in the case of an Incentive Stock Option) or Section 409A of the Code. Any adjustment made pursuant to this Section 10 shall be made in accordance with the rules of any securities exchange, stock market or stock quotation system to which the Company is subject. Any adjustment made by the Committee under this Section shall be final, binding and conclusive on all persons.

b. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, or any similar transaction.

c. No fractional shares of Stock will be issued or accepted. Any fractional shares will be paid in the equivalent amount of cash. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Award as it deems desirable.

Section 11: Change of Control

a. In the event of a Change of Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

(1) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan and/or extend the time during which an Award may be exercised following a Participant’s termination of employment;

(2) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

(3) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

b. “Change of Control” means:

(1) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 11, none of the following shall constitute a Change of Control: (a) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the Board of Directors of the Company following such acquisition were members of the incumbent Board at the time of the Board’s approval of such acquisition, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (d) any acquisition by the Company which by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) A reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) is consummated, in each case, unless, immediately following such Business Combination, (A), more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets whether directly or through one or more Subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4) The stockholders of the Company approve of a complete liquidation or dissolution of the Company.

Section 12: Miscellaneous

a. Other Payments or Awards.  Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

b. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Committee, the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary.

c. Limits of Liability.  Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

d. Rights of Employees.  Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. Except as provided otherwise in an Award Agreement, an Employee’s (i) transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or visa versa, or from one Subsidiary to another or (ii) leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of such Employee’s employment or other service.

e. Section Headings.  The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

f. Construction.  In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

g. Invalidity.  If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

h. Applicable Law.  The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

i. Supplementary Plans.  The Committee may authorize Supplementary Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Awards to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the term and conditions of such Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax and/or securities laws. Notwithstanding any other provision hereof, Options granted under any Supplementary Plan shall include provisions that conform with Sections 4(a); and Restricted Stock granted under any Supplementary Plan shall include provisions that conform with Section 4(d).

j. Effective Date and Term.  The Plan was adopted by the Board of Directors effective as of May 25, 2006, subject to approval by the Company’s stockholders. The Committee may grant Awards prior to stockholder approval, provided, however, that Awards granted prior to such stockholder approval are automatically canceled if stockholder approval is not obtained at or prior to the period ending twelve months after the date the Plan is effective and provided further that no Award may be settled prior to the date stockholder approval is obtained. Unless sooner terminated, the Plan shall remain in effect until May 25, 2016. Termination of the Plan shall not affect any Award previously made.

k. No Third Party Beneficiaries.  Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

l. Successors and Assigns.  The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

Admission Ticket Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Saving Time, on May 21, 2009. Vote by Internet · Log on to the Internet and go to www.investorvote.com · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: Each nominee to serve for a three-year term expiring in 2012. + 01 — Mylle H. Mangum 02 — John F. McGovern 03 — D. Scott Olivet Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. Ratify the appointment of Deloitte & Touche LLP as 3. Approve the amendments to and restatement of the 2006 independent registered public accountants for fiscal Collective Brands, Inc. Stock Incentive Plan. year 2009. B Non-Voting Items Change of Address — Please print your new address below.Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1U P X <STOCK#> 011ISC

To the Stockholders of Collective Brands, Inc.: You are cordially invited to attend the Annual Meeting of Collective Brands Stockholders which will be held at Collective Brands, Inc., Pozez Auditorium, 3231 SE Sixth Avenue, Topeka, Kansas, on Thursday, May 21, 2009, at 10:00 a.m. Central Daylight Saving Time. Provided with this proxy card is a return envelope, the Company’s 2008 Annual Report to Stockholders and the Proxy Statement for the 2009 Annual Meeting. It is important that you vote by returning the proxy card, by using the Internet or by telephone. Management’s recommendation on each issue and the reasons for the recommendations are described in the Proxy Statement. 2009 Admission Ticket ANNUAL MEETING OF STOCKHOLDERS POZEZ AUDITORIUM 3231 SE SIXTH AVENUE TOPEKA, KANSAS THURSDAY, MAY 21, 2009 10:00 A.M., CENTRAL DAYLIGHT SAVING TIME PLEASE ADMIT NON-TRANSFERABLE 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Collective Brands, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 21, 2009 The undersigned hereby appoints Douglas G. Boessen, Betty J. Click and Aaron G. Hove, as proxies, each with the full power of substitution, to vote and act with respect to all of the shares of common stock of the undersigned in Collective Brands, Inc., at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card, through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held under the Payless ShoeSource, Inc. 401(k) Profit Sharing Plan and the Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico Associates. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE PROXIES, TRUSTEE OR RECORDKEEPER WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR BY VOTE BY USING THE INTERNET OR BY TELEPHONE. IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL YOUR PROXY CARD.